 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1996

                                                     REGISTRATION NO. 333-12787
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                        CROWN CORK & SEAL COMPANY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------
             PENNSYLVANIA                            23-1526444
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)
                               9300 ASHTON ROAD
                            PHILADELPHIA, PA 19136
                                (215) 698-5100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                         RICHARD L. KRZYZANOWSKI, ESQ.
                        CROWN CORK & SEAL COMPANY, INC.
                               9300 ASHTON ROAD
                            PHILADELPHIA, PA 19136
                                (215) 698-5208
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------

                                  COPIES TO:

 THOMAS A. RALPH, ESQ.      ALLAN M. CHAPIN, ESQ.        JOHN W. WHITE, ESQ.
WILLIAM G. LAWLOR, ESQ.      SULLIVAN & CROMWELL       CRAVATH, SWAINE & MOORE
 DECHERT PRICE & RHOADS        125 BROAD STREET           825 EIGHTH AVENUE
   4000 BELL ATLANTIC         NEW YORK, NY 10014          NEW YORK, NY 10019
         TOWER,                 (212) 558-4000              (212) 474-1000
    1717 ARCH STREET
PHILADELPHIA, PA 19103-
          2793
     (215) 994-4000
                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

  This Registration Statement contains three prospectuses, including (a) two forms of Prospectus to be used in connection with the U.S. Offering and the International Offering, respectively, as described herein and collectively comprising the Common Stock Offerings, and (b) a form of Prospectus to be used in connection with the Preferred Stock Offering, as described herein. In the case of the Common Stock Offerings, the Prospectus to be used in connection with the U.S. Offering (the "U.S. Prospectus") is set forth in full following this Explanatory Note. The Prospectus to be used in connection with the International Offering is identical to the U.S. Prospectus except that the outside front cover, the back cover and the section entitled "Underwriting" are replaced with alternative versions included herein following the U.S. Prospectus. The Prospectus to be used in connection with the Preferred Stock Offering is set forth after the alternate pages following the U.S. Prospectus.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED OCTOBER 24, 1996
PROSPECTUS

[LOGO OF CROWN CORK             9,250,000 SHARES
& SEAL COMPANY, INC.
   APPEARS HERE]        CROWN CORK & SEAL COMPANY, INC.

                                  COMMON STOCK

                                  ----------

  Of the 9,250,000 shares of Common Stock, par value $5.00 per share (the "Common Stock"), of Crown Cork & Seal Company, Inc. (the "Company") being offered, 7,400,000 shares are being offered by Compagnie Generale d'Industrie et de Participations, a societe anonyme organized under the laws of the Republic of France ("CGIP"), and Sofiservice, a societe anonyme organized under the laws of the Republic of France and a wholly owned subsidiary of CGIP ("Sofiservice" and, together with CGIP, the "Selling Shareholders"), in the United States and Canada, and the remaining 1,850,000 shares are being offered by the Selling Shareholders in a concurrent offering outside the United States and Canada (collectively, the "Common Stock Offerings"). The Company will not receive any of the proceeds from the sale of the shares of Common Stock offered hereby. See "Selling Shareholders." The public offering price and aggregate underwriting discount and commissions per share are identical for each of the Common Stock Offerings. CGIP has also granted to the U.S. Underwriters an option for 30 days to purchase an additional 1,387,500 shares of Common Stock solely to cover over-allotments. See "Underwriting."

  The Common Stock offered by the Selling Shareholders was acquired in February 1996 in exchange for shares of CarnaudMetalbox, a societe anonyme organized under the laws of the Republic of France ("CarnaudMetalbox"), in connection with the acquisition of CarnaudMetalbox by the Company. See "The Company-- CarnaudMetalbox Acquisition."

  Concurrently with the Common Stock Offerings, the Selling Shareholders are offering for sale 3,000,000 shares of 4.5% Convertible Preferred Stock, par value $41.8875 per share (the "Preferred Stock"), of the Company, plus up to an additional 450,000 shares subject to an over-allotment option granted to the underwriters (the "Preferred Stock Offering" and, together with the Common Stock Offerings, the "Offerings"). The closings of the Common Stock Offerings, on the one hand, and the Preferred Stock Offering, on the other, are not mutually contingent. Upon consummation of the Offerings, the Selling Shareholders will hold approximately 11.3% of the total voting power of the Company's capital stock (assuming the over-allotment options of the underwriters in the Offerings are not exercised).

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CCK" and on the Paris Stock Exchange. The Preferred Stock is listed on the NYSE under the symbol "CCK Pr" and on the Paris Stock Exchange. On October 16, 1996, the reported last sales prices of the Common Stock and the Preferred Stock on the NYSE were $48.38 per share and $47.00 per share, respectively. See "Price Range of Capital Stock and Dividends."

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                   UNDERWRITING    PROCEEDS TO
                                         PRICE TO  DISCOUNT AND      SELLING
                                          PUBLIC  COMMISSIONS(1) SHAREHOLDERS(2)
--------------------------------------------------------------------------------
Per Share..............................     $           $              $
--------------------------------------------------------------------------------
Total(3)...............................  $           $               $
================================================================================

(1) The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(2) Does not include expenses, estimated to be $   , of which $    will be
    payable by the Selling Shareholders and $    will be payable by the
    Company.
(3) CGIP has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 1,387,500 shares of Common Stock at the Price to Public, less the Underwriting Discount and Commissions, solely to cover over-allotments. If such option is exercised in full, the total Price to Public, Underwriting Discount and Commissions and Proceeds to Selling Shareholders
    (before deducting expenses as indicated in note (2)) will be $   , $    and
    $   , respectively. See "Underwriting."

                                  ----------

  The Common Stock is offered by the U.S. Underwriters, subject to prior sale, when, as and if delivered to and accepted by the U.S. Underwriters, subject to certain conditions. The U.S. Underwriters reserve their right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of share certificates for the Common Stock will be made at the offices of Lazard Freres & Co. LLC, New York, New York, on or about October , 1996, against payment therefor in immediately available funds.

                                  ----------

LAZARD FRERES & CO. LLC
                                CS FIRST BOSTON
                                                            SALOMON BROTHERS INC

                                  ----------

                The date of this Prospectus is October  , 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a site on the world wide web that contains reports, proxy and information statements and other information on registrants, such as the Company, who must file such material with the SEC electronically. The SEC's internet address on the world wide web is http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC (File No. 1-2227) pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

    (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (as amended by the Company's Reports on Form 10-Q/A filed on May 16, 1996 and September 26, 1996), and June 30, 1996 (as amended by the Company's Report on Form 10-Q/A filed on September 26, 1996);

    (3) the Company's Current Reports on Form 8-K filed on January 2, 1996, March 1, 1996 (as amended by the Company's Reports on Form 8-K/A filed on March 18, 1996, May 3, 1996 and May 7, 1996), September 26, 1996, and
  October 15, 1996; and

    (4) the Company's Registration Statements on Form 8-B filed on May 2, 1989 with respect to the Common Stock, on Form 8-A filed on August 10, 1995 with respect to the Company's common stock purchase rights and on Form 8-A filed on February 20, 1996 with respect to the Preferred Stock.

  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offers and sales hereunder are hereby incorporated by reference herein and shall be deemed a part hereof from the respective dates of filing of such reports and other documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. Certain statements contained herein (including, without limitation, the statements in "The Company" and "Unaudited Pro Forma Consolidated Condensed Financial Information" which are not historical facts) or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain factors as discussed herein or in the Company's Exchange Act filings with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended, could cause actual results to differ materially from those in the forward-looking statements.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST DIRECTED TO:
CROWN CORK & SEAL COMPANY, INC., 9300 ASHTON ROAD, PHILADELPHIA, PA 19136 (TELEPHONE NUMBER (215) 698-5208), ATTENTION: RICHARD L. KRZYZANOWSKI, EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE PREFERRED STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED MAY BE DISCONTINUED AT ANY TIME.

  DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS IN THE PREFERRED STOCK OR THE COMMON STOCK PURSUANT TO EXEMPTIONS FROM RULES 10B-6, 10B-7 AND 10B-8 UNDER THE EXCHANGE ACT.

                                  THE COMPANY

GENERAL

  The Company is the world's leading manufacturer of packaging products for consumer goods. The Company believes that it is unique in its industry in its ability to supply food, beverage and aerosol containers to multinational consumer marketers on a global basis. The Company currently operates 275 plants located in 53 countries and employs approximately 48,000 people.

  The Company's products include metal cans for food, beverage, household and other consumer products; plastic containers for beverage, processed food, household, personal care and other products; metal and plastic packaging products for health and beauty care applications including cosmetics, fragrances and pharmaceuticals; metal specialty and promotional packaging products; a wide variety of caps, closures, pumps and dispensing systems; and composite containers. The Company also manufactures filling and material handling machinery, primarily for the beverage and brewing industries, as well as machinery used in the can making process.

  Under current management, the Company has pursued a strategy of growth by acquisition within the global packaging industry. Over the past seven years, the Company has completed 20 acquisitions of companies with aggregate net sales of approximately $8 billion. The largest acquisitions over this period include CarnaudMetalbox (February 1996), Van Dorn Company (April 1993), CONSTAR International (October 1992), Continental Can International (May
1991), Continental Can's U.S. food and beverage can businesses (July 1990) and Continental Can Canada (December 1989). This strategy has contributed to an increase in the Company's net sales from $1.9 billion in 1989 to $5.1 billion in 1995. The Company's net sales in 1996, which will include the net sales of CarnaudMetalbox for 10 months, are expected to approach $9 billion. The Company's acquisition strategy has resulted in numerous benefits to the Company, including, among others, improved market positions, product and geographic diversification, and cost savings. The Company believes that the ongoing rationalization of excess or inefficient capacity within the global packaging industry, particularly in the core mature markets served by the Company, has had a beneficial effect on asset utilization. The Company believes that industry consolidation has generally resulted in fewer but more competitive packaging suppliers.

  In conjunction with its strategy of growth by acquisition, the Company has invested in new manufacturing capacity, particularly for beverage can production in emerging markets and for polyethylene terephthalate (PET) plastic containers globally. The Company has also invested in projects that improve production efficiencies and product quality, and lower manufacturing and administrative costs. The Company continually reviews its operations, especially in terms of their competitiveness and the appropriate number, size and location of plants, emphasizing service to customers and rate of return to investors.

  The Company was founded in 1892 and is a Pennsylvania corporation. The principal executive offices of the Company are located at 9300 Ashton Road, Philadelphia, Pennsylvania 19136, and the telephone number at such address is
(215) 698-5100.

CARNAUDMETALBOX ACQUISITION

  On February 22, 1996, the Company acquired CarnaudMetalbox, a leading multinational manufacturer of metal and plastic packaging products with headquarters in Paris, France, for approximately $4.0 billion. Management believes that the acquisition of CarnaudMetalbox has positioned the Company to benefit from the following factors, among others:

  . Complementary Geographic Markets. The Company is now significantly more diversified on a global basis. Prior to the acquisition, the Company was the leading manufacturer of packaging products for consumer goods in North America. The acquisition enabled the Company to significantly increase its market presence in Europe as well as in the Middle East, Asia-Pacific and Africa regions, where CarnaudMetalbox has a substantial presence. As a result of the acquisition, the Company has become the world's leading manufacturer of packaging products for consumer goods.

  . Complementary Product Markets. The Company is now able to offer a broader range of products to existing and new customers, including packaging for health and beauty care applications, metal specialty and promotional packaging, metal closures for glass food containers and easy-open ends for metal food containers. The only area of significant product overlap with CarnaudMetalbox, tinplate aerosol cans in Europe, was eliminated by the recently completed, European Community-mandated divestiture of a portion of the Company's aerosol can operations in that region.

  . Cost Reduction Opportunities. The Company believes that, as in past acquisitions, it can realize significant cost reductions over time through more effective management of costs relating to sales, marketing and administration, and research and development activities. The Company also expects to reduce costs through rationalization of metal and other raw material specification requirements, improved coordination of purchasing activities and greater price discounts on certain items purchased in larger quantities. For information on the Company's rationalization of manufacturing operations, see "-- 1996 Restructuring" below.

  . Leadership in Research, Development and Engineering. The Company considers its research, development and engineering ("RD&E") capabilities to be unsurpassed in the industry. The Company's principal RD&E centers are located near Chicago, Illinois and in Wantage, UK. The Company uses its RD&E capabilities to (a) promote development of value-added packaging systems, (b) design cost-efficient manufacturing systems and materials that also provide continuous quality improvement, (c) support technical needs in customer and vendor relationships, and (d) provide engineering services for the Company's worldwide packaging activities. These capabilities allow the Company to identify market opportunities by working with customers to develop new products. In addition, the Company believes that its technical expertise, quality reputation and customer relationships will enable it to anticipate and capitalize on shifting customer preferences, such as the conversion to plastic from other materials, and potential demand for new packaging shapes.

  . Improved Free Cash Flow Generation. The Company believes that the CarnaudMetalbox acquisition has the potential to improve the Company's ability to generate free cash flow as a result of the Company's strengthened competitive position worldwide, opportunities to reduce operating costs, improved working capital management and lower capital expenditure requirements for the combined entity. Over the near term, the Company intends to use a portion of its available free cash flow to reduce indebtedness.

1996 RESTRUCTURING

  During the second quarter of 1996, the Company charged against operations $29.6 million for the costs associated with the closure of a South American operation and costs associated with restructuring existing businesses in Europe. The Company anticipates that such restructuring, when complete, will generate approximately $6.0 million in after-tax cost savings on an annualized basis.

  The Company has made a preliminary assessment of the restructuring and exit costs related to the acquisition of CarnaudMetalbox. The current plan of restructuring, which commenced at the end of the first quarter of 1996, is expected to be substantially completed during the first quarter of 1997. As of June 30, 1996, the Company had accrued approximately $370 million for the costs associated with restructuring CarnaudMetalbox operations and allocated such costs to the purchase price of CarnaudMetalbox in accordance with purchase accounting requirements. These costs are comprised of severance pay and benefits, writedown of assets and lease termination and other exit costs. The cost of providing severance pay and benefits to employees is currently estimated at approximately $202 million and is primarily a cash expense. The cost associated with the writedown of assets (property, equipment, inventory, etc.) is currently estimated at approximately $139 million and has been reflected as a reduction in the fair value of the Company's assets. Lease termination costs and other exit costs are currently estimated at approximately $29 million and are primarily cash expenses. The $370 million in restructuring costs recorded in connection with the CarnaudMetalbox acquisition include the $70 million restructuring charge previously announced by CarnaudMetalbox Asia Ltd., a subsidiary of the Company.

  The Company, on a preliminary basis, estimates that this plan of restructuring of CarnaudMetalbox operations, when complete, will generate annual cost savings of approximately $116 million (or $77 million after-tax) on a full year basis. It is also estimated that capital expenditures of approximately $50 million will be made to expand and upgrade other facilities to minimize the adverse effects of the restructuring on existing business and customer relationships.

  The Company expects that there will be other restructurings effected within the next year. These plans will be finalized when the Company has had time to properly evaluate and assess business conditions and operating efficiencies to make such decisions. As the Company continues to restructure the newly combined Company, costs that do not qualify for purchase accounting will be charged against operations.

  The foregoing estimates of sales, restructuring charges and related cost savings represent the Company's best estimates, but necessarily make numerous assumptions with respect to industry performance, general business and economic conditions, raw materials and product pricing levels, the timing of implementation of the restructuring and related employee reductions and facility closings and other matters, many of which are outside the Company's control. These estimates may change, resulting in lower actual sales and adjustments to restructuring costs and savings. The Company's estimates and related assumptions, which are unaudited, are not necessarily indicative of future performance, which may be significantly more or less favorable than as set forth above, and are subject to considerations discussed in the Company's Exchange Act filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, as amended, which is incorporated by reference herein. Undue reliance should not be placed on the estimates and assumptions. Such information may not necessarily be updated to reflect circumstances existing after the date hereof or to reflect the occurrence of unanticipated events.

THIRD QUARTER RESULTS

  On October 14, 1996, the Company issued a news release announcing the following summary, unaudited results of operations for the quarter and nine months ended September 30, 1996.

                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                  SEPTEMBER 30,            SEPTEMBER 30,
                              -----------------------  -----------------------
                                1996(1)     1995(2)      1996(1)     1995(2)
                              -----------  ----------  -----------  ----------
                                (IN MILLIONS, EXCEPT SHARE AND PER SHARE
                                                AMOUNTS)
Net sales...................  $   2,462.1  $  1,427.1  $   6,367.0  $  3,939.6
                              -----------  ----------  -----------  ----------
 Cost of products sold......      1,988.6     1,252.8      5,169.1     3,343.6
 Depreciation and amortiza-
  tion......................        130.0        67.3        359.8       196.5
 Selling and administrative
  expense...................        101.6        36.0        277.4       107.8
 Provision for restructur-
  ing.......................                     82.5         29.6       102.7
 Gain on sale of assets.....        (12.6)       (3.1)       (22.8)       (8.1)
 Interest expense, net of
  interest income...........         85.0        34.8        223.0       102.8
 Translation and exchange
  adjustments...............          3.0        (1.8)       (35.7)       (1.3)
                              -----------  ----------  -----------  ----------
Income (loss) before income
 taxes......................        166.5       (41.4)       366.6        95.6
 Provision for income tax-
  es........................         54.1       (23.9)       107.7        17.4
 Minority interests, net of
  equity earnings...........         (3.0)       (2.4)       (14.1)       (9.4)
                              -----------  ----------  -----------  ----------
Net income (loss)...........        109.4       (19.9)       244.8        68.8
Preferred stock dividends...          5.9                     13.9
                              -----------  ----------  -----------  ----------
Net income (loss) available
 to common shareholders.....  $     103.5  $    (19.9) $     230.9  $     68.8
                              ===========  ==========  ===========  ==========
Primary earnings (loss) per
 average common share.......  $      0.81  $    (0.22) $      1.91  $     0.76
                              ===========  ==========  ===========  ==========
Fully diluted earnings
 (loss) per average common
 share......................  $      0.78  $    (0.22) $      1.89  $     0.76
                              ===========  ==========  ===========  ==========
Dividends per common share..  $      0.25              $      0.75
                              ===========              ===========
Weighted average shares out-
 standing:
 Primary....................  128,510,213  90,840,987  120,820,436  90,619,389
 Fully diluted..............  139,836,015  90,840,987  129,837,826  90,621,473
Actual common shares out-
 standing...................  128,215,366  90,576,900  128,215,366  90,576,900
Actual preferred shares out-
 standing...................   12,432,622               12,432,622

--------

(1) The results for 1996 include the operations of CarnaudMetalbox from the acquistion date of February 22, 1996.

(2) Certain prior year amounts have been reclassified to improve comparability.

                                 THE OFFERINGS

  Concurrently with the shares of Common Stock being offered hereby, the Selling Shareholders are offering for sale 3,000,000 shares of Preferred Stock. In addition, CGIP has granted the underwriters in connection with the Preferred Stock Offering an option for 30 days to purchase up to an additional 450,000 shares of Preferred Stock solely to cover over-allotments. The closings of the Common Stock Offerings, on the one hand, and the Preferred Stock Offering, on the other hand, are not mutually contingent.

Common Stock Offered(1)............ 9,250,000 shares
Common Stock Outstanding
 Before and After the               128,239,341 shares (139,567,478 shares
 Offerings(2)...................... assuming full conversion of the outstanding
                                    Preferred Stock at the current conversion
                                    price of $45.9715 per share)
Use of Proceeds.................... The Company will not receive any of the proceeds from the sale of the Common Stock
                                    offered hereby
New York Stock Exchange Symbol..... CCK

--------
(1) Does not include up to 1,387,500 shares of Common Stock that may be sold by CGIP pursuant to an over-allotment option granted to the U.S. Underwriters. See "Underwriting."

(2) Based on shares outstanding as of October 16, 1996. Does not include up to 4,719,494 shares of Common Stock that may be issued upon the exercise of outstanding options granted under the Company's employee and director stock option plans.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  The summary financial information presented below for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 and as of the end of each such fiscal year is derived from the consolidated financial statements of the Company, which have been audited by Price Waterhouse LLP, independent accountants, and should be read in conjunction with the information and audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference herein. The summary financial information for and as of the end of the six-month periods ended June 30, 1996 and 1995 is unaudited and, in the opinion of the Company management, includes all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of such information. Such unaudited information should be read in conjunction with the information and the consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, as amended, which are incorporated by reference herein. See also "Unaudited Pro Forma Consolidated Condensed Financial Information." The summary financial data set forth in the table below do not reflect the financial results of the Company after June 30, 1996. See "The Company--Third Quarter Results."

                           SIX MONTHS ENDED
                             JUNE 30,(1)                YEAR ENDED DECEMBER 31,(1)
                          -------------------  ------------------------------------------------
                            1996       1995      1995      1994      1993      1992      1991
                          ---------  --------  --------  --------  --------  --------  --------
                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
 Net sales..............  $ 3,904.9  $2,512.5  $5,053.8  $4,452.2  $4,162.6  $3,780.7  $3,807.4
 Cost of products sold..    3,170.3   2,085.8   4,311.0   3,699.5   3,474.0   3,197.4   3,290.7
 Depreciation and amor-
  tization..............      229.8     129.2     256.3     218.3     191.7     142.4     128.4
 Selling and administra-
  tive expense..........      175.8      71.8     139.3     135.4     126.6     112.1     105.4
 Provision for restruc-
  turing(2).............       29.6      20.2     102.7     114.6
 Interest expense.......      172.9      73.5     148.6      98.8      89.8      77.4      76.6
 Interest income........      (34.9)     (5.5)    (12.5)     (7.2)    (10.1)    (13.5)    (10.0)
 Translation and ex-
  change adjustments....      (38.7)      0.5      (1.1)     10.1      10.8      10.2       7.5
                          ---------  --------  --------  --------  --------  --------  --------
 Income before income
  taxes, equity in
  earnings of affiliates
  and cumulative effect
  of accounting
  changes...............      200.1     137.0     109.5     182.7     279.8     254.7     208.8
 Income taxes...........       53.6      41.3      24.9      55.6      97.4     101.0      83.8
 Equity in earnings of
  affiliates, net of
  minority interests....      (11.1)     (7.0)     (9.7)      3.9      (1.5)      1.7       3.1
                          ---------  --------  --------  --------  --------  --------  --------
 Net income before
  cumulative effect of
  accounting changes....      135.4      88.7      74.9     131.0     180.9     155.4     128.1
 Cumulative effect of
  accounting
  changes(3)............                                              (81.8)
                          ---------  --------  --------  --------  --------  --------  --------
 Net income.............      135.4      88.7      74.9     131.0      99.1     155.4     128.1
 Preferred Stock divi-
  dends(4)..............        8.0
                          ---------  --------  --------  --------  --------  --------  --------
 Net income available
  for common sharehold-
  ers...................  $   127.4  $   88.7  $   74.9  $  131.0  $   99.1  $  155.4  $  128.1
                          =========  ========  ========  ========  ========  ========  ========
PER SHARE OF COMMON
 STOCK(5)
 Net income before
  cumulative effect of
  accounting changes....  $    1.09  $   0.99  $   0.83  $   1.47  $   2.08  $   1.79  $   1.48
 Cumulative effect of
  accounting
  changes(3)............                                              (0.94)
                          ---------  --------  --------  --------  --------  --------  --------
 Net income.............  $    1.09  $   0.99  $   0.83  $   1.47  $   1.14  $   1.79  $   1.48
                          =========  ========  ========  ========  ========  ========  ========
 Cash dividends declared
  per common share(6)...  $    0.50
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED STOCK
 DIVIDENDS(7) ..........        2.0x      2.8x      1.7x      2.8x      4.2x      4.3x      3.7x
OTHER DATA
 EBITDA(8)..............  $   597.5  $  354.4  $  604.6  $  607.2  $  551.2  $  461.0  $  403.8
 Capital expenditures...      286.2     206.5     433.5     439.8     271.3     150.6      92.2
 EBITDA as a percentage
  of net sales..........       15.3%     14.1%     12.0%     13.6%     13.2%     12.2%     10.6%
 Selling and
  administrative expense
  as a percentage of net
  sales.................        4.5       2.9       2.8       3.0       3.0       3.0       2.8
 Total debt as a per-
  centage of total capi-
  talization(9) ........       56.7      58.0      56.2      55.3      50.1      52.1      40.5
 Average number of
  common shares
  outstanding (000's)...    116,623    89,920    90,234    89,087    87,087    86,896    86,781
FINANCIAL POSITION (AT
 END OF PERIOD)
 Total assets...........  $12,848.1  $5,278.0  $5,051.7  $4,781.3  $4,236.3  $3,825.1  $2,963.5
 Working capital........      319.5     197.1     429.9     122.6      43.8     174.5     333.3
 Total debt.............    5,400.6   2,238.9   2,098.2   1,825.3   1,366.3   1,319.3     769.4
 Shareholders' equity...    3,617.2   1,470.3   1,461.2   1,365.2   1,251.8   1,143.6   1,084.4

                                                       (Footnotes on next page)

--------
(1) Certain reclassifications of prior years' data have been made to improve comparability. The Company has completed a number of acquisitions during the periods presented. Such acquisitions were accounted for using the purchase method and may affect the comparability of data on a year-to-year basis. See Note C to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 with respect to the effect of certain acquisitions by the Company.
(2) Reflects restructuring of certain facilities announced in 1996, 1995 and 1994. See Note H to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, as amended. Does not reflect restructuring costs qualifying for purchase accounting, including certain restructuring costs in connection with the acquisition of CarnaudMetalbox. See "The Company-- 1996 Restructuring." The after-tax impact of the restructuring charges for the years ended December 31, 1995 and 1994, as reflected in the table above, was $67.0 or $0.74 per share and $73.2 or $0.82 per share, respectively. The after-tax impact of the restructuring charges for the six months ended June 30, 1996 and 1995 were $21.9 or $0.17 per share and $12.8 or $0.14 per share, respectively.
(3) Reflects accounting changes related to adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," SFAS 109, "Accounting for Income Taxes," and SFAS 112, "Employers' Accounting for Postemployment Benefits." See Note B to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.
(4) The Company issued Preferred Stock on February 26, 1996 in connection with the acquisition of CarnaudMetalbox. See Notes N and T to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.
(5) All data relating to Common Stock prior to 1992 have been restated for comparative purposes to reflect the three-for-one split of the Common Stock in 1992.
(6) Prior to 1996, the Company traditionally did not pay dividends on its Common Stock. For a description of the Company's dividend policy, see "Price Range of Capital Stock and Dividends."
(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates and cumulative effect of accounting changes plus fixed charges and distributed income from less-than-50%-owned companies. Fixed charges include preferred stock dividend requirements, interest expense, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor.
(8) "EBITDA" is defined as income before income taxes, equity in earnings of affiliates and cumulative effect of accounting changes, plus depreciation and amortization, provision for restructuring and interest expense, minus interest income. EBITDA is presented solely as a supplement to the other information provided above. EBITDA is not a substitute for operating and cash flow data as determined in accordance with generally accepted accounting principles.
(9) Total capitalization includes total debt (net of cash and cash equivalents), minority interests and shareholders' equity.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated condensed statements of operations give effect to the acquisition of CarnaudMetalbox under the purchase method of accounting. The unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 1995 and for the year ended December 31, 1995, respectively, combine the historical consolidated statements of operations of the Company and CarnaudMetalbox giving effect to the acquisition as if it had occurred on January 1, 1995. The unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 1996 combines the historical consolidated statements of operations of the Company and CarnaudMetalbox giving effect to the acquisition as if it had occurred on January 1, 1996.

  The unaudited pro forma consolidated condensed statements of operations are for illustrative purposes only and have been presented in accordance with SEC guidelines. They are not necessarily indicative of the results of operations that might have occurred had the acquisition actually taken place on such dates, or of future results of operations of the Company.

  The unaudited pro forma consolidated condensed statements of operations are based on the historical consolidated financial statements of the Company and CarnaudMetalbox and should be read in conjunction with such historical financial statements and the notes thereto, which are, in the case of CarnaudMetalbox, included as part of the Company's Current Report on Form 8-K filed on March 1, 1996, as amended (the "CarnaudMetalbox Financial Statements"), and, in the case of the Company, filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, as amended, respectively (and which, in the case of the Company's 1996 quarterly results, include balance sheet and income statement data reflecting historical results of the CarnaudMetalbox acquisition since the acquisition date of February 22, 1996). See also "Selected Historical Financial Information." Certain reclassifications have been made to CarnaudMetalbox's historical consolidated financial statements to conform with the presentation of the Company's historical consolidated financial statements. Furthermore, the historical financial statements for CarnaudMetalbox, prepared in accordance with French law and presented in French francs, have for purposes of preparing these unaudited pro forma consolidated condensed statements of operations been conformed to comply with U.S. generally accepted accounting principles and, in accordance with SFAS No. 52, have been translated to U.S. dollars at actual average exchange rates equal to FF 4.992/$1.00 for the pro forma statement of operations for the six months ended June 30, 1995, FF 4.982/$1.00 for the pro forma statement of operations for the year ended December 31, 1995 and FF 5.007/$1.00 for the pro forma statement of operations for the period beginning January 1, 1996 and ending on the acquisition date of February 22, 1996. See Note 1-B of the CarnaudMetalbox Financial Statements for the reconciliation of CarnaudMetalbox's 1995, 1994 and 1993 net income and shareholders' equity to U.S. generally accepted accounting principles. Such translations should not be construed as representations that French franc amounts have been or could be converted into U.S. dollars at that or any other rate. The use of exchange rates different from those used in the unaudited pro forma consolidated condensed statements of operations could have a material impact on the information presented therein.

  In accordance with the purchase method of accounting, the total purchase price has been allocated to the assets and liabilities of CarnaudMetalbox based upon their fair values. The accompanying unaudited pro forma consolidated condensed statements of operations reflect the preliminary allocation of purchase price to assets and liabilities. Accordingly, the final allocations may differ from the amounts reflected herein.

  The unaudited pro forma consolidated condensed statements of operations reflect a $3.6 billion excess of purchase price over net assets acquired, which is being amortized over 40 years at a rate of $90 million per year in accordance with generally accepted accounting principles, which require that acquired intangibles be amortized over lives not to exceed 40 years. Intangible assets acquired principally represent CarnaudMetalbox's customer base and CarnaudMetalbox's European market presence, assets with indefinite lives which have historically appreciated in value over time. In addition, the acquisition facilitates the continued expansion of current lines of business as well as the development of new businesses via the cross-selling of packaging product offerings of both the Company and CarnaudMetalbox to existing and potential customers as well as other factors. See "The Company." The Company believes it will benefit from the acquisition for a period of at least 40 years and, therefore, a 40-year amortization period is appropriate.

  The Company has obtained appraisals and other studies of the significant assets, liabilities and business operations of CarnaudMetalbox. The unaudited pro forma consolidated condensed statements of operations reflect the preliminary results of these reviews, including the Company's estimate of known restructuring costs and expenses. For a discussion of recent and possible future restructuring costs and expenses, including restructurings in connection with the CarnaudMetalbox acquisition, see "The Company--1996 Restructuring." The final allocation of the purchase price will be completed in the first quarter of 1997 when final appraisals, other studies and additional information become available.

  See the notes to the unaudited pro forma consolidated condensed statements of operations for a description of the principal assumptions made in the preparation of the pro forma information. The unaudited pro forma consolidated condensed statements of operations do not reflect the financial results of the Company or CarnaudMetalbox after June 30, 1996. See "The Company--Third Quarter Results."

                            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996(A)
                          ----------------------------------------------------------------------
                                HISTORICAL AMOUNTS                     PRO FORMA
                          -----------------------------------  ---------------------------------
                             COMPANY        CARNAUDMETALBOX    ADJUSTMENTS      CONSOLIDATED
                          ----------------  -----------------  -------------    ----------------
                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net Sales...............  $          3,905    $           606                   $          4,511
  Cost of products
   sold.................             3,170                486                              3,656
  Depreciation and amor-
   tization.............               230                 36     $     (1)(B)               265
  Selling and adminis-
   trative expense......               176                 57                                233
  Provision for restruc-
   turing...............                30                 15                                 45
  Interest expense......               173                 17           19 (C)               209
  Interest income.......               (35)                (3)                               (38)
  Translation and ex-
   change adjustments...               (39)                                                  (39)
                          ----------------    ---------------     --------      ----------------
Income from operations
 before income taxes....               200                 (2)         (18)                  180
  Income taxes..........                54                  3           (4)(D)                53
  Equity in earnings of
   affiliates...........                (5)                                                   (5)
  Minority interests....                (6)                 2                                 (4)
                          ----------------    ---------------     --------      ----------------
Net income..............               135                 (3)         (14)                  118
Preferred Stock divi-
 dends..................                (8)                             (4)(E)               (12)
                          ----------------    ---------------     --------      ----------------
Net income available for
 common shareholders....  $            127    $            (3)    $    (18)     $            106
                          ================    ===============     ========      ================
Earnings per share......  $           1.09    $         (0.03)                  $           0.83
Average number of common
 shares outstanding.....       116,623,109         86,202,056                        128,100,284

                          UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                          OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1995
                          ------------------------------------------------------
                              HISTORICAL AMOUNTS              PRO FORMA
                          ---------------------------- -------------------------
                            COMPANY    CARNAUDMETALBOX ADJUSTMENTS  CONSOLIDATED
                          -----------  --------------- -----------  ------------
                              (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net Sales...............  $     2,513    $     2,460                $      4,973
  Cost of products
   sold.................        2,086          1,919                       4,005
  Depreciation and
   amortization.........          129            146      $ (5)(B)           270
  Selling and
   administrative
   expense..............           72            234                         306
  Provision for
   restructuring........           20             18                          38
  Interest expense......           74             58        69 (C)           201
  Interest income.......           (6)           (12)                        (18)
  Translation and
   exchange
   adjustments..........            1              2                           3
  Preference share
   dividends and other..                         (21)                        (21)
                          -----------    -----------      ----      ------------
Income from operations
 before income taxes....          137            116       (64)              189
  Income taxes..........           41             16       (13)(D)            44
  Equity in earnings of
   affiliates...........            3              2                           5
  Minority interests....          (10)            (1)                        (11)
                          -----------    -----------      ----      ------------
Net income..............           89            101       (51)              139
Preferred Stock divi-
 dends..................                                   (12)(E)           (12)
                          -----------    -----------      ----      ------------
Net income available for
 common shareholders....  $        89    $       101      $(63)     $        127
                          ===========    ===========      ====      ============
Earnings per share......  $      0.99    $      1.19                $       1.00
Average number of common
 shares outstanding.....   89,920,245     84,605,561                 127,221,063

                            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995(F)
                          -----------------------------------------------------------------
                               HISTORICAL AMOUNTS                   PRO FORMA
                          --------------------------------- -------------------------------
                            COMPANY       CARNAUDMETALBOX   ADJUSTMENTS     CONSOLIDATED
                          --------------  ----------------- -------------   ---------------
                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net Sales...............  $        5,054    $        4,939                  $         9,993
  Cost of products
   sold.................           4,311             3,926                            8,237
  Depreciation and amor-
   tization.............             256               292     $    (10)(B)             538
  Selling and adminis-
   trative expense......             139               415                              554
  Provision for restruc-
   turing...............             103                55                              158
  Interest expense......             149               130          138 (C)             417
  Interest income.......             (13)              (25)                             (38)
  Translation and ex-
   change adjustments...              (1)                2                                1
  Preference share divi-
   dends and other......                               (13)                             (13)
                          --------------    --------------     --------     ---------------
Income from operations
 before income taxes....             110               157         (128)                139
  Income taxes..........              25                11          (26)(D)              10
  Equity in earnings of
   affiliates...........               4                 1                                5
  Minority interests....             (14)                3                              (11)
                          --------------    --------------     --------     ---------------
Net income..............              75               150         (102)                123
Preferred Stock divi-
 dends..................                                            (23)(E)             (23)
                          --------------    --------------     --------     ---------------
Net income available for
 common shareholders....  $           75    $          150     $   (125)    $           100
                          ==============    ==============     ========     ===============
Earnings per share......  $         0.83    $         1.76                  $          0.78
Average number of common
 shares outstanding.....      90,233,518        85,327,985                      127,534,336

 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

  A. Historical amounts for the Company include the results from operations of CarnaudMetalbox from the date of acquisition, February 22, 1996. Historical amounts for CarnaudMetalbox include the results from operations of CarnaudMetalbox for the preacquisition period beginning January 1, 1996 and ending on the acquisition date. Pro forma adjustments relate only to such preacquisition period.

  B. To reflect the net decrease in depreciation and amortization expense due to (a) amortization of the excess purchase price over net tangible assets acquired on a straight-line basis over 40 years, net of elimination of CarnaudMetalbox historical amortization of excess acquisition costs over the values assigned to net assets acquired in prior acquisitions, (b) additional amortization resulting from basis assigned to intangible assets other than goodwill, (c) net decrease in depreciation resulting from change in asset basis and lives identified in the appraisal process, and (d) decreased depreciation resulting from property and equipment written-off under existing plans of restructuring.

  C. To reflect the increase in interest expense resulting from the use of new borrowings to finance a portion of the purchase price. The interest rate on new borrowings of $1.84 billion is assumed to be 7.5% per annum. Such borrowings have been made by the Company under a multicurrency credit facility bearing interest at a variable rate. See Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 15, 1995, which is hereby incorporated by reference, for additional information with respect to the terms of the credit facility.

  D. To reflect the income tax effect of increased interest net of decreased depreciation at the statutory tax rate of 37.0%. The Company expects that its effective consolidated income tax rate may be higher than that reflected in the unaudited pro forma consolidated condensed statements of operations due to several factors, including the geographical mix in which the Company's future pre-tax earnings are generated, the non-deductibility for tax purposes of a significant portion of the purchase price for the CarnaudMetalbox acquisition and the accounting rules governing utilization of pre-acquisition net operating losses.

  E. To reflect dividends on Preferred Stock of $1.88 per share per annum on 12,432,622 outstanding shares.

  F. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1995 has been updated from that included in the Company's Current Report on Form 8-K/A filed on May 7, 1996, principally to reflect increased pro forma goodwill amortization arising from changes in the estimated fair value of net tangible assets acquired and the acquisition in the second quarter of 1996 of the remaining 1.3% minority interest in CarnaudMetalbox.

                  PRICE RANGE OF CAPITAL STOCK AND DIVIDENDS

  The Common Stock and the Preferred Stock are listed on the NYSE under the symbols "CCK" and "CCK Pr," respectively. The Common Stock and the Preferred Stock are also listed on the Paris Stock Exchange. The following table sets forth, for the periods indicated, the high and low reported last sales prices of the Common Stock and the Preferred Stock as reported on the NYSE and dividends paid per share.

  The Company commenced paying cash dividends on the Common Stock for the first time since 1956 in the first quarter of 1996. Subject to the Company's financial results and declaration by the Board of Directors, it is the present intention of the Company to continue paying cash dividends on the Common Stock on a quarterly basis. The anticipated record date for the Preferred Stock dividend payable on November 20, 1996 and for the 1996 fourth quarter Common Stock dividend is November 4, 1996.

  The Preferred Stock was issued as part of the CarnaudMetalbox acquisition in February 1996.

                                COMMON STOCK             PREFERRED STOCK
                          ------------------------- -------------------------
                                          DIVIDENDS                 DIVIDENDS
                           HIGH     LOW     PAID     HIGH     LOW     PAID
                          ------- ------- --------- ------- ------- ---------
1994
 First Quarter........... $41 7/8 $36 5/8    --       --      --       --
 Second Quarter..........  39 3/4  33 3/4    --       --      --       --
 Third Quarter...........  39 1/2  33 1/2    --       --      --       --
 Fourth Quarter..........  40 7/8  35 7/8    --       --      --       --
1995
 First Quarter...........  45      37 3/4    --       --      --       --
 Second Quarter..........  50 1/4  40 1/2    --       --      --       --
 Third Quarter...........  50 5/8  36        --       --      --       --
 Fourth Quarter..........  44 5/8  33 1/2    --       --      --       --
1996
 First Quarter...........  51      40 5/8   $0.25   $  49   $45 1/2    --
 Second Quarter..........  49 1/8  43 5/8    0.25    47 3/4  43      $0.4712
 Third Quarter...........  49 1/2  41        0.25    48 7/8  41 1/4   0.4712
 Fourth Quarter..........  48 3/8  45 1/2    --      47 5/8  45 1/2    --
  (through October 16,
   1996)

  As of October 16, 1996, there were approximately 5,713 holders of record of the Common Stock and nine holders of record of the Preferred Stock. On such date, the reported last sales prices of the Common Stock and Preferred Stock on the NYSE were $48.38 per share and $47.00 per share, respectively.

                                USE OF PROCEEDS

  All of the shares of Common Stock and Preferred Stock in the Offerings are being offered by the Selling Shareholders. The Company will not receive any proceeds from the sale of such shares.

                             SELLING SHAREHOLDERS

  The Selling Shareholders are CGIP and its wholly owned subsidiary Sofiservice. CGIP was previously the largest shareholder of CarnaudMetalbox, beneficially holding more than 30% of its outstanding shares. The Selling Shareholders acquired their shares of Common Stock and Preferred Stock in connection with the acquisition of CarnaudMetalbox by the Company in February 1996. CGIP is a holding company that maintains a portfolio of investments in companies engaged in, among other things, the manufacture of packaging products for consumer goods, computer-related services, consulting services, medical diagnostics, abrasive pellets, energy and real estate. The Offerings are being undertaken by the Selling Shareholders in furtherance of CGIP's strategy of diversifying its portfolio of investments. The proceeds of the Offering may be used to finance a portion of the costs of acquiring a stake in Valeo, a French manufacturer of automotive components and systems, as announced by CGIP on September 26, 1996.

  Concurrently with the Common Stock Offerings, the Selling Shareholders are offering for sale 3,000,000 shares of Preferred Stock. In addition, CGIP has granted the underwriters in connection with the Preferred Stock Offering an option for up to 30 days to purchase up to an additional 450,000 shares of Preferred Stock solely to cover over-allotments. The closings of the Preferred Stock Offering, on the one hand, and the Common Stock Offerings, on the other, are not mutually contingent.

  The following table sets forth, as of October 16, 1996, certain information with respect to beneficial ownership of Common Stock and Preferred Stock by the Selling Shareholders and as adjusted to reflect the sale of shares in the Offerings (assuming the over-allotment options of the underwriters in the Offerings are not exercised).

                             OWNERSHIP                           OWNERSHIP
                      PRIOR TO THE OFFERINGS                AFTER THE OFFERINGS
                      -------------------------            ---------------------
                                                 NUMBER OF
                        NUMBER                   SHARES TO   NUMBER
TYPE OF SECURITIES     OF SHARES    PERCENTAGE    BE SOLD  OF SHARES  PERCENTAGE
------------------    ------------- -----------  --------- ---------- ----------
Common Stock(1):
  CGIP (2)...........    19,323,975      15.07%  7,243,072 12,080,903    9.42%
  Sofiservice........     2,006,928       1.56   2,006,928        --      --
                      -------------   --------   --------- ----------   -----
    Total............    21,330,903      16.63%  9,250,000 12,080,903    9.42%
Preferred Stock:
  CGIP (2)...........     6,441,324      51.81%  2,331,024  4,110,300   33.06%
  Sofiservice........       668,976       5.38     668,976        --      --
                      -------------   --------   --------- ----------   -----
    Total............     7,110,300      57.19%  3,000,000  4,110,300   33.06%

--------

(1) Based on shares outstanding as of October 16, 1996 and assuming no conversion of the Preferred Stock outstanding as of such date. Does not include up to 4,719,494 shares of Common Stock that may be issued upon the exercise of outstanding options granted under the Company's employee and director stock option plans.
(2) Does not include the shares of Common Stock or Preferred Stock owned by Sofiservice which CGIP is deemed to beneficially own.

  As of October 16, 1996, the shares of Common Stock and Preferred Stock owned by the Selling Shareholders represented approximately 19.9% of the Total Voting Power of the Company (as defined below). Assuming the over-allotment options of the underwriters in the Offerings are not exercised, after giving effect to (a) the Offerings, (b) the Preferred Stock Offering (but not the Common Stock Offerings), and (c) the Common Stock Offerings (but not the Preferred Stock Offerings), the shares of Common Stock and Preferred Stock owned by the Selling Shareholders will represent approximately 11.3%, 18.0% and 13.3%, respectively, of the Total Voting Power of the Company, in each case based upon the outstanding Common Stock and Preferred Stock on October 16, 1996. Assuming the over-allotment options of the underwriters in the Offerings are exercised in full, the shares of Common Stock and Preferred Stock owned by the Selling Shareholders upon consummation of the Offerings will represent approximately 10.1% of the Total Voting Power of the Company based upon the outstanding Common Stock and Preferred Stock on October 16, 1996.

  As used above, "Total Voting Power" means the voting power of the capital stock (and all securities convertible into or exchangeable for such stock, other than options granted pursuant to employee benefit plans and the rights issued pursuant to the Company's Rights Plan) of the Company that is ordinarily entitled to vote in the election of directors of the Company, calculated by reference to the maximum number of votes any such security is entitled to cast, whether in converted or exercised or unconverted or unexercised form.

  The shares of Preferred Stock and Common Stock owned by the Selling Shareholders may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including pursuant to Rule 144. In addition, the shares of Preferred Stock and Common Stock owned by the Selling Shareholders are subject to additional restrictions on transfer under the Shareholders Agreement entered into by the Company and CGIP in connection with the Company's acquisition of CarnaudMetalbox (the "Shareholders Agreement").

  During the Standstill Period under the Shareholders Agreement (see "Description of Capital Stock--Shareholders Agreement and Certain Other Agreements and Provisions"), CGIP and its affiliates may not dispose of voting securities of the Company except (subject, in some cases, to certain exceptions): (a) to other affiliates; (b) pursuant to a widely distributed underwritten public offering (provided such disposition is not made to any person or entity which CGIP or the managing underwriter knows will beneficially own immediately thereafter, together with its affiliates and other persons or entities acting as a "group" with such person or entity within the meaning of the federal securities laws, voting securities of the Company representing 3.5% or more of the Total Voting Power of the Company, which requirement is waivable by the Company); (c) pursuant to Rule 144 (except to any such person or entity which CGIP knows will beneficially own immediately thereafter 3.5% or more of the Total Voting Power of the Company);
(d) in a private sale to any person or entity that would, following such sale, beneficially own no more than 3.5% of the Total Voting Power of the Company;
(e) in certain cases, to the Company; (f) pursuant to a tender offer or exchange offer or any other transaction with a third party which is recommended to the shareholders of the Company by a majority of "continuing directors" of the Company; (g) upon conversion of the Preferred Stock into Common Stock (or upon similar conversions, exchanges or exercises); and (h) pursuant to one or more bona fide pledges or grants of a security interest in such shares to a major brokerage firm or financial institution to secure bona fide indebtedness, or the sale of such shares by foreclosure on such pledge (provided that in the case of any such pledge involving securities representing more than 3.5% of the Total Voting Power of the Company, such lender will be subject to the provisions of the Shareholders Agreement).

  In the case of a disposition of voting securities pursuant to clauses (b)-
(d) above, CGIP has agreed that the Company will have certain rights to purchase such securities upon certain terms and conditions and pursuant to certain procedures set forth in the Shareholders Agreement. If the Company does not exercise such rights, CGIP will be free to effect the disposition of such securities subject to the Shareholders Agreement. The Company has waived such rights in connection with the Offerings.

  The Shareholders Agreement also provides CGIP and its affiliates with the right to have their shares of Preferred Stock and Common Stock registered under the Securities Act. CGIP has seven remaining demand registration rights and unlimited incidental or "piggyback" registration rights, subject to customary terms and conditions in the Shareholders Agreement. Such rights are subject to termination if CGIP owns voting securities representing less than 3.5% of the Total Voting Power of the Company or in the event of certain breaches of the Shareholders Agreement by CGIP.

  In addition, CGIP has agreed with the Underwriters that it will not offer, sell, contract to sell or otherwise dispose of any of its remaining shares of Common Stock or Preferred Stock for one year following the date of this Prospectus. See "Underwriting."

  The Shareholders Agreement also contains standstill, board representation and other provisions. See "Description of Capital Stock--Shareholders Agreement and Certain Other Agreements and Provisions."

  On May 20, 1995, CarnaudMetalbox and CGIP entered into a letter agreement pursuant to which CGIP has agreed to provide management and administrative services to CarnaudMetalbox through 1999. This letter agreement conformed with the prior agreement in effect since 1977 between CarnaudMetalbox and CGIP with respect to CGIP's provisions of such services. In 1995, the amount paid by CarnaudMetalbox to CGIP (on a pre-tax basis) under such agreement was approximately FF 11.2 million. After 1999, the letter agreement will be automatically renewable unless terminated in the first quarter of the prior year, in which case such agreement will terminate on the next succeeding January 1.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the Company's capital stock is a summary and is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation (the "Company Articles") and Amended and Restated Bylaws (the "Company Bylaws"), copies of which have been filed with the SEC. The description is also subject in all respects to the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

GENERAL

  The Company's authorized capital stock consists of 500,000,000 shares of Common Stock, 12,432,622 shares of Preferred Stock, and 30,000,000 shares of additional preferred stock with such voting rights, preferences, limitations and special rights as may be specified, subject to the Company Articles, by the Company's Board of Directors. As of October 16, 1996, the Company had outstanding 128,239,341 shares of Common Stock and 12,432,622 shares of Preferred Stock, and 27,552,291 shares of Common Stock were held in the treasury of the Company. No shares of such additional preferred stock were outstanding as of such date. The Common Stock and the Preferred Stock are currently listed both on the NYSE and the Paris Stock Exchange.

PREFERRED STOCK

  Dividends. Subject to the prior rights of holders of any preferred stock senior in right of payment of dividends to the Preferred Stock, holders of the Preferred Stock are entitled to receive, when, as and if declared by the Company's Board of Directors out of funds of the Company legally available, annual dividends at the rate of 4.5% of the par value of the Preferred Stock, or $1.8848 per share, payable in cash quarterly in arrears on February 20, May 20, August 20 and November 20, except that if such day is not a business day, then such dividend will be payable on the next day that is a business day. Dividends will accrue without interest on a daily basis and will be cumulative from the date of initial issuance. All dividends on the Preferred Stock will be paid pro rata to the holders entitled thereto. Dividends (other than in shares of the Common Stock or any other stock ranking junior to the Preferred Stock as to dividend rights and rights upon liquidation) may not be declared, paid or set apart on the Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividend rights and rights upon liquidation unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set aside for payment; and no Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividend rights or rights upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by the Company (other than pursuant to certain benefit plans or upon exchange or conversion of such junior securities or in connection with rights granted to holders of the Common Stock pursuant to the Company's Rights Plan discussed below) unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set aside for payment.

  Full dividends may not be declared, paid or set apart on any stock of the Company ranking on a parity with the Preferred Stock as to dividend rights and rights upon liquidation unless full cumulative unpaid dividends on the Preferred Stock have been, or contemporaneously are, paid or declared and set aside for payment. If dividends are not paid in full, or set apart in full, upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends and rights upon liquidation with the Preferred Stock, all dividends declared upon shares of the Preferred Stock and such other parity preferred stock will when, as and if declared, be declared pro rata so that in all cases the amount of dividends declared and paid per share on Preferred Stock and such other parity preferred stock will bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock and such other parity preferred stock to the date of payment bear to each other. No such parity preferred stock may be redeemed, purchased or otherwise acquired for any consideration by the Company (other than pursuant to certain benefit plans or upon exchange or conversion of such parity stock or in connection with rights granted to holders of the Common Stock pursuant to the Company's Rights Plan) unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set aside for payment.

  Conversion Rights. Each share of the Preferred Stock is convertible into shares of Common Stock of the Company at any time at the conversion rate of that number of shares of Common Stock for each full share of Preferred Stock that is equal to the par value of such share divided by the Conversion Price per share of Common Stock. The "Conversion Price" is currently $45.9715, subject to adjustment as described in the following paragraph. As of the date of this Prospectus, each share of the Preferred Stock is convertible into approximately 0.91 shares of Common Stock. Fractional shares of Common Stock will not be delivered upon conversion, but a cash adjustment will be paid in respect of such fractional interests based on the then current market price of the Common Stock.

  The Conversion Price is subject to adjustment upon certain events, including
(a) the issuance of Common Stock as a dividend or distribution on the Common Stock; (b) the issuance to all holders of the Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price; (c) a combination or subdivision of the Common Stock; (d) dividends or distributions on the Common Stock (other than dividends or distributions in cash solely out of retained earnings of the Company) and (e) reclassifications of the Common Stock. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% of such price. In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it determines to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

  In case of any consolidation of the Company with, or merger of the Company or share exchange into, any other entity, any merger of another entity into the Company (other than a merger or share exchange which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock) or any sale or transfer of all or substantially all the assets of the Company, lawful provision will be made such that the holder of each share of the Preferred Stock will have the right to convert each share of the Preferred Stock into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which a share of the Preferred Stock might have been converted immediately prior to such merger, consolidation, sale or transfer assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If the shareholders of the Company have approved any such consolidation, merger, sale or transfer which makes provision for the Preferred Stock under the terms of such consolidation, merger, sale or transfer, then the holders of the Preferred Stock will be deemed to have waived the foregoing provisions.

  In the event of any voluntary conversion of the Preferred Stock, the holder will not have any right to accrued and unpaid dividends.

  See " -- Shareholders Agreement and Certain Other Agreements and Provisions" for a description of the Common Stock purchase rights issuable upon conversion of the Preferred Stock.

  Mandatory Conversion. On February 26, 2000 (the "Latest Mandatory Conversion Date"), all of the Preferred Stock will convert into shares of the Common Stock at the Conversion Price then in effect, automatically and without further action of the holder of such shares. In addition, if at any time prior to the Latest Mandatory Conversion Date less than 30% of the initially issued shares of Preferred Stock are outstanding, the Company will have the right to convert the remaining Preferred Stock into Common Stock at the Conversion Price then in effect. There is no restriction on any such mandatory conversion by reason of any arrearage in payment of dividends on the Preferred Stock.

  In the event of any mandatory conversion of the Preferred Stock, all accrued and unpaid dividends on the Preferred Stock will be converted into Common Stock at the Conversion Price then in effect.

  Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company and subject to the rights of creditors of the Company and holders of any preferred stock senior in right of payment in the event of a liquidation of the Company, the holders of shares of the Preferred Stock are entitled to receive a liquidation preference of $41.8875 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment before any payment or distribution of assets is made to holders of the Common Stock or any other stock that ranks junior to the Preferred Stock as to liquidation rights. The holders of the Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Preferred Stock are entitled to share ratably in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon.

  After payment in full of the liquidation preference of the Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a merger, consolidation, or other business combination of the Company with or into another corporation or other entity nor a voluntary sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

  Voting Rights. Other than as set forth below and except as provided by applicable law, the holders of the Preferred Stock are entitled to vote together with the holders of the Common Stock on all matters to be voted on by holders of the Common Stock. When voting together with holders of the Common Stock, each share of the Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such share of the Preferred Stock is convertible as of the record date applicable to such vote.

  Whenever dividends on the Preferred Stock are in arrears and unpaid for at least six quarterly dividend periods (whether or not consecutive), the number of directors of the Company will be increased by two, and the holders of the Preferred Stock (voting separately as a class with the holders of any outstanding shares of stock on a parity as to dividends and rights upon liquidation with the Preferred Stock on which like voting rights have been conferred and are exercisable) will be entitled to elect such two additional directors to the Board of Directors of the Company. Such right to elect directors will become effective at the earlier of (a) the next meeting of shareholders of the Company at which directors are to be elected held after such dividends have been unpaid and in arrears for six quarterly dividend periods and (b) the special meeting of holders of the Preferred Stock (and of parity preferred stock having like rights) called for such purpose, and will terminate when all accrued and unpaid dividends on the Preferred Stock have been declared and paid or set apart for payment. The holders of at least 10% of the outstanding shares of the Preferred Stock have the right to require the President of the Company to call a special meeting of holders of the Preferred Stock if the right to elect additional directors has accrued more than 90 days preceding the next annual meeting of shareholders of the Company.

  In addition, so long as any of the Preferred Stock is outstanding (except when notice of mandatory conversion by the Company has been given or as of the Latest Mandatory Conversion Date), the Company will not, without the affirmative vote or consent of the holders of at least 66 2/3 percent (unless a higher percentage is required by law) of all outstanding shares of the Preferred Stock, voting separately as a class, (a) amend, alter or repeal any provision of the Company Articles so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (b) authorize or issue, or reclassify any authorized stock into, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Preferred Stock as to dividends or as to rights upon liquidation, dissolution or winding up of the Company or (c) take any other action on which the holders of the Preferred Stock are entitled by law to vote separately as a class.

  Holders of the Preferred Stock do not have the right to vote separately as a class on the creation, authorization or issuance of securities ranking junior to or on a parity with the Preferred Stock as to dividend rights or rights upon liquidation or on the creation of any indebtedness of the Company.

  Other Provisions. The holders of the Preferred Stock have no rights with respect to cumulative voting in the election of directors of the Company. Shareholders of the Company are not entitled to any preemptive rights to purchase or to subscribe to any additional or increased stock of any class or any obligations convertible into any class or classes of stock.

COMMON STOCK

  Dividends. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors. The Company's ability to pay dividends on the Common Stock is subject to the legal availability of funds therefor as well as contractual restrictions (including prior full payment of dividends as to the Preferred Stock and any other outstanding preferred stock of the Company).

  Voting Rights. Except as to matters as to which holders of the Preferred Stock (and any other capital stock of the Company) have the right to vote separately as a class, the holders of the Common Stock vote together with holders of the Preferred Stock (and any other capital stock of the Company entitled to vote with the Common Stock) as a class. At every meeting of shareholders of the Company, the holders of record of shares of the Common Stock entitled to vote at the meeting are entitled to one vote for each share of Common Stock held. When voting with holders of the Common Stock as to any matter, holders of the Preferred Stock are entitled, for each share of the Preferred Stock held, to that number of votes equal to the number of shares of Common Stock into which a share of Preferred Stock is convertible as of the record date of the vote. See "--Preferred Stock--Voting Rights" above. Holders of the Common Stock have certain additional special voting rights under the PBCL in the event of certain mergers and other extraordinary transactions. See "--Shareholders Agreement and Certain Other Agreements and Provisions."

  As provided above, holders of Preferred Stock have rights to vote separately as a class with respect to certain matters. In addition, whenever dividends accrued on the Preferred Stock are in arrears and unpaid for at least six quarterly dividend periods, the Company Articles provide that the size of the Board of Directors of the Company shall be increased by two directors and that the holders of the Preferred Stock will have the right, voting separately as a class together with holders of any other shares of preferred stock of the Company having such voting rights, to elect such two additional directors. See "--Preferred Stock--Voting Rights" above.

  Shareholders of the Company are not entitled to cumulative voting in the election of directors.

  No Preemptive Rights. Shareholders of the Company are not entitled to any preemptive rights to purchase or to subscribe to any additional or increased stock of any class or any obligations convertible into any class or classes of stock.

  Liquidation Rights. In any liquidation, dissolution or winding up of the Company, after the debts of the Company have been paid or provided for, and subject to the rights upon liquidation of the holders of the Preferred Stock and any other preferred stock of the Company, all of the remaining assets of the Company shall belong to and shall be distributed ratably among the holders of the Common Stock.

SHAREHOLDERS AGREEMENT AND CERTAIN OTHER AGREEMENTS AND PROVISIONS

  Shareholders Agreement and Strategic Committee. Subject to the terms of the Shareholders Agreement, during the Standstill Period (as described below), CGIP has agreed that neither it nor any of its controlled affiliates will acquire beneficial ownership of voting securities of the Company representing more than 19.95% of the Total Voting Power of the Company, make a proposal for any tender or exchange offer, merger or other business combination or recapitalization, restructuring or similar transaction for the Company or its subsidiaries (a "Takeover Proposal") or take certain other actions.

  In accordance with the Shareholders Agreement, immediately following the CarnaudMetalbox acquisition, the Company elected Ernest-Antoine Seilliere, Guy de Wouters and Felix G. Rohatyn, all of whom were designated by CGIP, to the Company's Board of Directors. The Shareholders Agreement provides that during the Standstill Period the Company will support the nomination of, and the nominating committee of the Company's Board of Directors will recommend to the Board that, (a) so long as the CGIP owns voting securities of the Company representing at least 5% but less than 10% of the Total Voting Power of the Company, one person, (b) so long as CGIP owns voting securities of the Company representing at least 10% but less than 15% of the Total Voting Power of the Company, two persons, and (c) so long as CGIP owns voting securities of the Company representing at least 15% but less than 20% of the Total Voting Power of the Company, three persons, designated by CGIP ("CGIP Designees") be included in the slate of nominees recommended by the Board of Directors for election as directors at each annual meeting of the Company's shareholders. Following consummation of the Offerings, CGIP will have the right to designate two persons to be nominated for election as directors of the Company. The Company currently does not intend to request the resignation of any of the current CGIP Designees following consummation of the Offerings, although the Company has reserved its right, in accordance with its agreements with CGIP, to make such a request at a future date.

  Also in connection with the acquisition of CarnaudMetalbox, the Company amended its Bylaws to create a Strategic Committee of the Board of Directors, one-half the members of which (including its chair) must be representatives of CGIP. Currently, the CGIP Designees are members of the Strategic Committee, and Mr. Seilliere is chairman of the Strategic Committee. CGIP and the Company have agreed that, following consummation of the Offerings, the Strategic Committee will be made up of six directors, two of whom will be representatives of CGIP. Mr. Seilliere will continue to serve as chairman of the Strategic Committee. CGIP has reserved its right, in accordance with its agreements with the Company, to request in the future that the Strategic Committee be made up of an equal number of CGIP Designees and other directors.

  Under the Shareholders Agreement, CGIP has agreed to vote any voting securities of the Company beneficially owned by it or its affiliates during the Standstill Period in the manner recommended by the Company's Board of Directors in connection with the election of directors of the Company and any question relating to a Takeover Proposal.

  The Standstill Period began on February 22, 1996 and terminates under certain circumstances upon the earliest to occur of (a) the later of (x) February 22, 1999 and (y) the date on which CGIP beneficially owns voting securities of the Company representing less than 3.5% of the outstanding Total Voting Power of the Company, (b) the date the Company breaches certain provisions of the Shareholders Agreement relating to CGIP's board representation or the Company's dividend or debt rating policy described generally below, (c) the date the Company agrees to recommend (or ceases to oppose) the consummation of an unsolicited tender or exchange offer for 20% of the Total Voting Power of the Company or any unsolicited proxy or consent solicitation affecting a majority of the "continuing directors" of the Company or enters into, or takes material steps to solicit, an agreement with respect to certain fundamental corporate transactions involving the Company or its subsidiaries, (d) the date a person other than CGIP acquires 25% of the Total Voting Power of the Company, or (e) the date any CGIP Designee fails to be elected to the Company's Board of Directors.

  The Shareholders Agreement contains provisions relating to the Company's dividend policy whereby the Company indicated that its Board of Directors intended to pay quarterly dividends of $.25 per share on the Common Stock during 1996 and to increase the amount of such dividends over time such that the amount of dividends paid to CGIP during the four full quarters following the mandatory conversion of the Preferred Stock on February 26, 2000 (assuming for these purposes that CGIP has not acquired or disposed of any shares of Common Stock or Preferred Stock) would not be less than the amount of dividends paid to CGIP on the Common

Stock and Preferred Stock issued to CGIP in the CarnaudMetalbox acquisition during the four full quarters following such acquisition (assuming for these purposes that CGIP has not acquired or disposed of any shares of Common Stock or Preferred Stock). In addition, the Shareholders Agreement provides that the Company intends to conduct its business consistent with maintaining an "investment grade" debt rating for its long-term unsecured debt securities. Subject to certain exceptions, a failure by the Company to increase the amount of such dividends or maintain such debt rating will result in the termination of the Standstill Period, unless, in the case of dividend amounts, the Company elects an additional CGIP Designee to the Company's Board of Directors, in which case the Standstill Period will terminate if such breach is not cured within one year.

  The Shareholders Agreement contains restrictions on the Selling
Shareholders' sale or transfer of their shares of Common Stock and Preferred Stock and provisions granting CGIP registration rights. See "Shares Eligible for Future Resale."

  The provisions of the Shareholders Agreement may be amended or waived by the parties thereto at any time in accordance with its terms.

  Rights Plan. Pursuant to a Rights Agreement, dated as of August 10, 1995 (the "Rights Plan"), the Board of Directors of the Company declared a dividend distribution of one Right for each share of the Common Stock outstanding on August 10, 1995 (the "Record Date") and authorized the issuance of one Right for each share of Common Stock that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below), including pursuant to conversion of the Preferred Stock. Subject to the terms and conditions of the Rights Plan, each Right issued pursuant to the Rights Plan entitles the registered holder to purchase from the Company one share of Common Stock (or in certain circumstances cash, property or other securities) at a price of $200, subject to adjustment.

  Until the earlier to occur of (a) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or entity or group of affiliated or associated persons or entities acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") or (b) ten business days (or such later date as is determined by the Board of Directors or, if there has been an Adverse Change of Control, by a majority of the "continuing directors" (as defined below) of the Company) following the commencement or first public announcement of an intention of any applicable person to make a tender offer or exchange offer if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced by the certificates evidencing the Common Stock. Until the Distribution Date, the Rights will be transferred only with the shares of Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of shares of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

  The Rights Plan contains special provisions regarding CGIP (and its affiliates and associates), which as of October 16, 1996 beneficially owned approximately 19.9% of the Total Voting Power of the Company and, upon consummation of the Offerings (assuming the over-allotment options of the underwriters in the Offerings are not exercised), will beneficially own approximately 11.3% of the Total Voting Power of the Company. During the Standstill Period under the Shareholders Agreement (see "--Shareholders Agreement and Strategic Committee") and so long as CGIP has not breached certain provisions of the Shareholders Agreement, CGIP will not become an "Acquiring Person" when it takes any action which the Company has agreed to permit CGIP to take during the Standstill Period. Also, after the expiration of the Standstill Period, CGIP will be an "Acquiring Person," subject to certain exceptions including with respect to the acquisition of beneficial ownership of additional shares of Common Stock within 18 months after certain dilutive issuances by the Company, only if CGIP acquires beneficial ownership of additional shares of Common Stock, and CGIP is thereafter the beneficial owner of 15% or more of the shares of the Common Stock then outstanding, excluding securities granted by the Company to directors of the Company who are affiliates or associates of CGIP. If, however, at the time of the expiration of the Standstill Period, CGIP has breached certain provisions of the

Shareholders Agreement, then CGIP will be an "Acquiring Person" to the extent it would otherwise be deemed as such but for the provisions noted above.

  The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on August 10, 2005 (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

  In the event that a person or entity (other than certain specified persons or entities) becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth above, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by an Acquiring Person will be null and void.

  In the event that, at any time following the Shares Acquisition Date, (a) the Company is acquired in a merger or other business combination transaction (other than a merger described in the immediately preceding paragraph), or (b) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

  At any time prior to the earlier of (a) 5:00 p.m. New York City time on the tenth calendar day following the Shares Acquisition Date and (b) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The date of such redemption is the "Redemption Date." Following an Adverse Change of Control, the decision to redeem the Rights will require the concurrence of a majority of the "continuing directors" of the Company. An "Adverse Change of Control" means a change (resulting from a proxy or consent solicitation) in a majority of the directors of the Company in office at the commencement of such solicitation where a participant in such solicitation has stated (or the Company's Board of Directors determines) that such participant has taken, intends to take or may consider taking any action that would result in such participant becoming an Acquiring Person or causing the occurrence of a Triggering Event, and "continuing directors" means any member of the Company's Board of Directors who is not an Acquiring Person and was a member prior to the Record Date or any person who subsequently becomes a member of the Board if such person's nomination for election or election to the Board is recommended or approved by a majority of the continuing directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the continuing directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

  Any of the provisions of the Rights Plan may be amended by the Board of Directors of the Company prior to the earliest of the Distribution Date, the occurrence of a Triggering Event or an Adverse Change of Control. After the Distribution Date, the occurrence of a Triggering Event or an Adverse Change in Control, the provisions of the Rights Plan may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, with certain limitations, to shorten or lengthen any time period under the Rights Plan. In addition, the Board of Directors of the Company may at any time (with the concurrence of the continuing directors) amend the Rights Plan to provide for the issuance of shares of the Company's preferred stock under the Rights Plan in place of shares of the Common Stock.

  Additional Shares. In addition to the currently outstanding shares of the Preferred Stock, the Company's Board of Directors is authorized to provide for the issuance, at any time or from time to time, of up to 30,000,000 shares of preferred stock of the Company in one or more classes or series of a class as determined by the Company's Board of Directors, to determine the designation and number of shares of any such class or series and to determine the voting rights, preferences, limitations and special rights, if any, of such class or series; provided, however, that under the Company Articles, such shares will rank on a parity with or junior to the Preferred Stock in respect of dividend and rights upon liquidation and provided further that any such shares will not be entitled to more than one vote per share when voting as a class with holders of the Common Stock.

  The foregoing agreements and provisions, including the existence under the Company Articles of amounts of authorized but unissued preferred stock and Common Stock, the Rights Plan, CGIP's voting power (see "Selling Shareholders") and the various provisions of the Shareholders Agreement, could have the effect of delaying or preventing a change in control of the Company.

  Certain other provisions of the Company Articles and the Company Bylaws could also have the effect of preventing or delaying any change in control of the Company, including (a) the advance notice procedures governing shareholder nomination of candidates to the Company's Board of Directors and other shareholder proposals or business to be considered at meetings of the Company's shareholders, (b) the absence of authority for shareholders to call special shareholder meetings of the Company, except in certain limited circumstances mandated by the PBCL, (c) director and officer indemnification and director limitation of liability provisions, (d) the absence of authority for shareholder action by written consent by less than all of the Company's shareholders, (e) the reserving to the Board of Directors of the Company the authority to fill vacancies on the Board of Directors, (f) the Strategic Committee of the Company's Board of Directors, certain members of which are CGIP Designees, which has authority to consider, and make non-binding recommendations to the Company's full Board of Directors regarding, business combinations and other extraordinary transactions involving the Company and certain other matters, and (g) the limitation on the maximum number of directors of the Company.

  In addition, the Company is subject to Section 2538 and Sections 2551-2556 of the PBCL, which in certain cases provide for supermajority shareholder approval of mergers and certain other extraordinary transactions involving the Company and any "interested shareholder" (as defined in such statutes and including generally, in the case of Section 2538, shareholders who are party to the extraordinary transaction or who are treated differently than other shareholders, and, in the case of Sections 2551-2556, shareholders beneficially owning 20% or more of the voting power of a "registered" corporation, such as the Company). There are additional anti-takeover statutes in the PBCL which the Company currently is not subject to, including limitations on the voting rights of shareholders achieving for the first time voting power over 20%, 33 1/3% or 50% or more of the voting shares of a registered corporation, alternative fiduciary duty provisions for directors, provisions permitting recovery of short-term profits realized by persons who acquire or seek to acquire voting power over 20% or more of the voting shares of registered corporations, provisions permitting recovery of fair value of shares from persons having voting power over 20% or more of the voting shares of registered corporations, and provisions mandating payment of severance benefits and compliance with labor contracts following certain extraordinary transactions.

  The foregoing descriptions of the Shareholders Agreement, the Rights Plan, the Company Articles and the Company Bylaws do not purport to be complete and are qualified in their entirety by reference to (a) in the case of the Shareholders Agreement, the complete text of the Shareholders Agreement and letter requesting demand registration of the Common Stock and Preferred Stock in connection with the Offerings and related waiver of the Company's right to purchase such Common Stock and Preferred Stock, which are Exhibits to the Company's Current Reports on Form 8-K filed on March 1, 1996, as amended, and September 26, 1996, respectively, (b) in the case of the Rights Plan, the complete text of the Rights Plan, which is an Exhibit to the Company's Registration Statement on Form 8-A filed August 10, 1995, and (c) in the case of the Company Articles and the Company Bylaws, the complete text of the Company Articles and the Company Bylaws, which are Exhibits to the Company's Registration Statement on Form 8-A dated February 20, 1996. See "Incorporation of Certain Documents by Reference."

  First Chicago Trust Company of New York acts as transfer agent, registrar and dividend disbursing agent for the Preferred Stock and the Common Stock.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                     FOR NON-U.S. HOLDERS OF CAPITAL STOCK

  The following discussion concerns the material United States federal income and estate tax consequences of the ownership and disposition of the Preferred Stock or the Common Stock applicable to Non-U.S. Holders of such stock. In general, a "Non-U.S. Holder" is any person other than (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, or (c) an estate or trust that is subject (or potentially subject) to U.S. federal income tax on its worldwide income on a net basis. The discussion is based on current law and is for general information only. The discussion does not address aspects of federal taxation other than income and estate taxation (such as, for example, gift taxes and generation skipping transfer taxes) and does not address all aspects of federal income and estate taxation. This discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position and does not consider U.S. State and local or non-U.S. tax consequences. Further, it does not consider Non-U.S. Holders subject to special tax treatment under the federal income tax laws (including holders of securities held as part of a "straddle," "hedge," or "conversion transaction"). The following discussion is based on provisions of the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and any change could affect the continuing validity of this discussion. The following summary is included herein for general information. Accordingly, each prospective Non-U.S. Holder is urged to consult a tax advisor with respect to the United States federal tax consequences of holding and disposing of the Preferred Stock or the Common Stock, as well as any tax consequences that may arise under the laws of any U.S. State, local or other non-U.S. taxing jurisdiction.

  Dividends. In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a 30% rate (or any lower rate prescribed by an applicable tax treaty) unless the dividends are either (a) effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States, or (b) if a tax treaty applies, attributable to a United States permanent establishment maintained by the Non-U.S. Holder. Dividends effectively connected with such a trade or business or attributable to such a permanent establishment will generally not be subject to withholding (if the Non-U.S. Holder files certain forms with the payor of the dividend) and will generally be subject to United States federal income tax at the same rates applicable to U.S. holders. In the case of a Non-U.S. Holder that is a corporation, such effectively connected income or income attributable to a permanent establishment also may be subject to the United States branch profits tax (which is generally imposed on a foreign corporation on the repatriation from the United States of effectively connected earnings and profits) at a 30% rate, or such lower rate as may be applicable under an income tax treaty. To determine the applicability of a tax treaty providing for a lower rate of withholding on dividends that are neither effectively connected income nor attributable to a permanent establishment, dividends paid to an address in a foreign country are presumed under current Treasury regulations to be paid to a resident of that country, unless the Company has actual knowledge that such presumption is not warranted or an applicable treaty (or United States Treasury regulations thereunder) requires some other method for determining a Non-U.S. Holder's residence. Proposed Treasury regulations that are not currently effective would, if finally adopted, require Non-U.S. Holders or intermediaries receiving payments on their behalf to file a form, signed under penalties of perjury, to obtain the benefit of an applicable tax treaty providing for a lower rate of withholding tax on dividends. Such form would contain the holder's name and permanent residence address and a statement of the basis for the reduced rate of withholding. Alternatively, the Non-U.S. Holder could provide certain documentation issued by the treaty country establishing that the Non-U.S. Holder is a resident of the treaty country for tax purpose. These proposed regulations, if adopted, would generally be effective for payments made after December 31, 1997.

  A Non-U.S. Holder of the Preferred Stock or the Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

  Conversion of Preferred Stock Into Common Stock. A Non-U.S. Holder who voluntarily converts shares of the Preferred Stock into Common Stock will recognize no gain or loss on the conversion for U.S. federal income tax purposes and will not be subject to U.S. tax on the conversion. Upon a mandatory conversion of the Preferred Stock into Common Stock, holders will receive additional shares of Common Stock on account of accrued and unpaid dividends on the Preferred Stock at the time of the conversion. If dividends on the Preferred Stock are in arrears upon such a mandatory conversion, the portion of the shares of Common Stock received on account of such dividend arrearages will be treated as a taxable dividend for U.S. tax purposes, subject to withholding as described above and subject to any applicable treaty rules.

  Adjustment of Conversion Ratio. Section 305 of the Code treats as a taxable dividend certain actual or constructive distributions of stock with respect to stock or convertible securities. Treasury regulations treat holders of convertible stock as having received such a constructive distribution where the conversion price of such stock is adjusted to reflect certain taxable distributions with respect to stock into which such stock is convertible. Thus, under certain circumstances an adjustment in the conversion price of the Preferred Stock may give rise to a deemed taxable stock dividend to the holders thereof. In addition, the failure to fully adjust the conversion price of the Preferred Stock to reflect distributions of stock dividends with respect to the Common Stock (or rights to acquire such Common Stock) may give rise to a deemed taxable stock dividend to the holders of the Common Stock.

  Sale of Preferred Stock or Common Stock. Generally, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the disposition of shares of the Preferred Stock or the Common Stock unless
(a) the Company is or has been a "U.S. real property holding corporation" for federal income tax purposes (which the Company does not believe that it is or is likely to become); (b) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or, if a tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; (c) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder holds the shares as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied; or (d) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain United States expatriates.

  Estate Tax. In general, an individual who is a Non-U.S. Holder for U.S. estate tax purposes will incur liability for U.S. federal estate tax if the fair market value of property included in the individual's taxable estate for U.S. federal estate tax purposes exceeds the statutory threshold amount. For that purpose, the Preferred Stock or the Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes, unless an applicable tax treaty provides otherwise, and may be subject to United States federal estate tax.

  Backup Withholding and Information Reporting. The Company generally must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) will generally not apply to dividends paid on Preferred Stock or Common Stock to a Non-U.S. Holder at an address outside the United States.

  The payment of the proceeds from the disposition of the Preferred Stock or the Common Stock to or through the United States office of a broker will be subject to information reporting and backup withholding unless the owner certifies, among other things, its status as a Non-U.S. Holder (and the broker does not have knowledge to the contrary), or otherwise establishes an exemption. The payment of the proceeds will generally not be subject to information reporting (except under the circumstances described in the following sentence) and, under current temporary regulations, will not be subject to backup withholding. Information reporting will apply to dispositions through (a) a non-U.S. office of a U.S. broker and (b) a non-U.S. office of a non-U.S. broker that is either a "controlled foreign corporation" for United States federal income tax purposes or a person 50% or more of whose gross income for certain periods is effectively connected with the conduct of a United States trade or business unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and does not have actual knowledge to the contrary).

  Under proposed Treasury regulations that are not currently effective, backup withholding would generally not apply to the payment of dividends paid on or proceeds from the disposition of the Preferred Stock or the Common Stock to a Non-U.S. Holder provided that the Non-U.S. Holder or an intermediary receiving the payment on its behalf properly certifies that the beneficial owner of the payment is a foreign person. However, under the proposed regulations, backup withholding would apply to the payment if the Company or broker has actual knowledge that the beneficial owner is not a foreign person.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement (the "U.S. Underwriting Agreement"), among the Company, the Selling Shareholders and each of the Underwriters named below (the "U.S. Underwriters"), each of the U.S. Underwriters has severally agreed to purchase, and the Selling Shareholders have agreed to sell, the respective number of shares of Common Stock (the "U.S. Shares") set forth opposite its name below:

     UNDERWRITER                                                NUMBER OF SHARES
     -----------                                                ----------------
     Lazard Freres & Co. LLC...................................
     CS First Boston Corporation...............................
     Salomon Brothers Inc......................................
                                                                   ---------
         Total.................................................    7,400,000
                                                                   =========

  In addition, pursuant to the U.S. Underwriting Agreement, CGIP has granted the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 1,387,500 additional shares of Common Stock to cover over-allotments, if any, at the public offering price less the underwriting discount and commissions set forth on the cover page of this prospectus.

  The U.S. Underwriting Agreement provides that the several obligations of the U.S. Underwriters to pay for and accept delivery of the U.S. Shares are subject to certain conditions. The U.S. Underwriters are obligated to purchase all U.S. Shares (other than shares covered by the over-allotment option) if any are purchased.

  Concurrently with the sale of U.S. Shares to the U.S. Underwriters, CGIP has agreed to sell to certain underwriters outside the United States and Canada (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters"), and the International Underwriters severally have agreed to purchase from the Selling Shareholders, an aggregate of 1,850,000 shares of Common Stock (the "International Shares") pursuant to an international underwriting agreement among the Company, the Selling Shareholders and the International Underwriters (the "International Underwriting Agreement").

  The Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") providing for the coordination of their activities under the direction of Lazard Freres & Co. LLC, CS First Boston Corporation and Salomon Brothers Inc, on behalf of the U.S. Underwriters (the "U.S. Representatives"), and Lazard Capital Markets, CS First Boston Limited and Salomon Brothers International Limited, on behalf of the International Underwriters (the "International Representatives"). Pursuant to the Intersyndicate Agreement, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares for the account of anyone other than a United States or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada to anyone other than a United States or Canadian Person. Also, pursuant to the Intersyndicate Agreement, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares in the United States or Canada or to any United States or Canadian Person.

The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Intersyndicate Agreement. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada or any corporation, pension, profit-sharing, or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

  Pursuant to the Intersyndicate Agreement, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock as may be mutually agreed. The per share price of any such shares of Common Stock sold shall be the price to the public set forth on the cover page hereof, less an amount not greater than the per share amount of concession to dealers set forth below.

  Pursuant to the Intersyndicate Agreement, each U.S. Underwriter has represented that is has not offered or sold, and has agreed not to offer or sell, any shares of Common Stock, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of Common Stock a notice stating in substance that, by purchasing such shares of Common Stock, such dealer represents and agrees that is has not offered or sold, and will not offer or sell, directly or indirectly, any of such shares of Common Stock in violation of the laws of Canada or any province or territory thereof and that any offer of shares of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares of Common Stock a notice to the foregoing effect.

  The Selling Shareholders have been advised by Lazard Freres & Co. LLC that the several U.S. Underwriters propose to offer the U.S. Shares offered hereby directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession
not in excess of $    per share. The U.S. Underwriters may allow, and such
dealers may reallow, a concession not in excess of $    per share to other
Underwriters or to certain other dealers. After the Common Stock Offerings, the public offering price and such concessions may be changed by the U.S. Underwriters.

  The Selling Shareholders have agreed with the Underwriters that they will not, without the prior written consent of the Underwriters, offer, sell or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or any rights to purchase or acquire such capital stock for a period of one year after the date of this Prospectus except in connection with the Offerings or in connection with a pledge of such stock.

  The Company has agreed with the Underwriters that neither the Company nor certain executive officers and directors of the Company will, without the prior written consent of the Underwriters, offer, sell or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock or any rights to purchase or acquire such capital stock for a period of 90 days after the date of this Prospectus; provided, however, that the foregoing restriction will not apply to issuances or sales (a) in connection with stock option, savings, benefit or compensation plans or dividend reinvestment plans in existence as of the date of this Prospectus or the conversion or exchange of convertible or exchangeable securities of the Company, (b) in connection with a merger or other combination with, or exchange offer for shares or purchase of assets of, another entity, (c) required in the Company's judgment to prevent termination of the Standstill Period under the Shareholders Agreement, or (d) by such executive officers and directors of up to 300,000 shares of capital stock in the aggregate; provided, further, that the Underwriters shall be given prior written notice of any issuance or sale described in clause (b), (c) or (d) above.

  The Company and the Selling Shareholders have agreed to indemnify the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act.

  Felix G. Rohatyn, a Managing Director of Lazard Freres & Co. LLC, is a director of the Company. As a result, Lazard Freres & Co. LLC may be deemed to be an affiliate of the Company. Accordingly, any offering of the shares offered hereby will be made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

  CS First Boston Corporation served as financial advisor to the Company and Lazard Freres & Co. LLC served as financial advisor to CarnaudMetalbox and CGIP in connection with the acquisition of CarnaudMetalbox by the Company in February 1996, for which they received customary fees. CS First Boston Corporation also served as financial advisor to the Company in connection with the acquisition by the Company of CONSTAR International Inc. in 1992, for which it received customary fees. In addition, certain Underwriters and their affiliates have from time to time provided, and may in the future provide, investment banking and commercial banking services to the Company, for which they received or will receive customary fees.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania, and certain other legal matters in connection with the Offerings will be passed upon for the Company by Richard L. Krzyzanowski, Executive Vice President, Secretary and General Counsel for the Company, and Dechert Price & Rhoads. Certain legal matters in connection with the Offerings will be passed upon for the Selling Shareholders by Sullivan & Cromwell, New York, New York, special counsel to the Selling Shareholders. Certain legal matters in connection with the Offerings are being passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Krzyzanowski is a director of the Company and, as of March 1, 1996, beneficially owned 0.108% of the outstanding shares of Common Stock. Chester C. Hilinski, of counsel to Dechert Price & Rhoads, is a director of the Company and, as of March 1, 1996, beneficially owned 0.013% of the outstanding shares of Common Stock.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of CarnaudMetalbox as of December 31, 1994 and 1993 and for each of the two years ending on December 31, 1994 and 1993 included in the Company's Current Report on Form 8-K filed on March 1, 1996, as amended, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, and Befec-Price Waterhouse and Claude Chevalier, statutory auditors, given on the authority of said firms as experts in auditing and accounting. The audited financial statements of CarnaudMetalbox as of December 31, 1995 and for the year ended December 31, 1995 included in such Current Report on Form 8-K have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, and Befec-Price Waterhouse and Salustro Reydel, statutory auditors, given on the authority of said firms as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   2
Incorporation of Certain Documents by Reference..........................   2
The Company..............................................................   4
The Offerings............................................................   8
Selected Historical Financial Information................................   9
Unaudited Pro Forma Consolidated Condensed Financial Information.........  11
Price Range of Capital Stock and Dividends...............................  14
Use of Proceeds..........................................................  14
Selling Shareholders.....................................................  15
Description of Capital Stock.............................................  17
Certain United States Federal Tax Considerations for Non-U.S. Holders of
 Capital Stock...........................................................  25
Underwriting.............................................................  28
Legal Matters............................................................  30
Experts..................................................................  30

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               9,250,000 SHARES

              [LOGO OF CROWN CORK AND SEAL COMPANY APPEARS HERE]

                        CROWN CORK & SEAL COMPANY, INC.

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------

                            LAZARD FRERES & CO. LLC

                                CS FIRST BOSTON

                             SALOMON BROTHERS INC

                                OCTOBER  , 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER 24, 1996

PROSPECTUS                      9,250,000 SHARES

[LOGO OF CROWN CORK     CROWN CORK & SEAL COMPANY, INC.
& SEAL COMPANY, INC.
   APPEARS HERE]                  COMMON STOCK

                                  ----------

  Of the 9,250,000 shares of Common Stock, par value $5.00 per share (the "Common Stock"), of Crown Cork & Seal Company, Inc. (the "Company") being offered, 1,850,000 shares are being offered by Compagnie Generale d'Industrie et de Participations, a societe anonyme organized under the laws of the Republic of France ("CGIP"), and Sofiservice, a societe anonyme organized under the laws of the Republic of France and a wholly owned subsidiary of CGIP ("Sofiservice" and, together with CGIP, the "Selling Shareholders"), outside the United States and Canada, and the remaining 7,400,000 shares are being offered by the Selling Shareholders in a concurrent offering in the United States and Canada (collectively, the "Common Stock Offerings"). The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling Shareholders". The public offering price and aggregate underwriting discount and commissions per share are identical for each of the Common Stock Offerings. CGIP has also granted to the U.S. Underwriters an option for 30 days to purchase an additional 1,387,500 shares of Common Stock solely to cover over-allotments. See "Underwriting."

  The Common Stock offered by the Selling Shareholders was acquired in February 1996 in exchange for shares of CarnaudMetalbox, a societe anonyme organized under the laws of the Republic of France ("CarnaudMetalbox"), in connection with the acquisition of CarnaudMetalbox by the Company. See "The Company-- CarnaudMetalbox Acquisition."

  Concurrently with the Common Stock Offerings, the Selling Shareholders are offering for sale 3,000,000 shares of 4.5% Convertible Preferred Stock, par value $41.8875 per share (the "Preferred Stock"), of the Company, plus up to an additional 450,000 shares subject to an over-allotment option granted to the underwriters (the "Preferred Stock Offering" and, together with the Common Stock Offerings, the "Offerings"). The closings of the Common Stock Offerings, on the one hand, and the Preferred Stock Offering, on the other, are not mutually contingent. Upon consummation of the Offerings, the Selling Shareholders will hold approximately 11.3% of the total voting power of the Company's capital stock (assuming the over-allotment options of the underwriters in the Offerings are not exercised).

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CCK" and on the Paris Stock Exchange. The Preferred Stock is listed on the NYSE under the symbol "CCK Pr" and on the Paris Stock Exchange. On October 16, 1996, the reported last sales price of the Common Stock and the Preferred Stock on the NYSE were $48.38 per share and $47.00 per share, respectively. See "Price Range of Capital Stock and Dividends."

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                   UNDERWRITING    PROCEEDS TO
                                         PRICE TO  DISCOUNT AND      SELLING
                                          PUBLIC  COMMISSIONS(1) SHAREHOLDERS(2)
--------------------------------------------------------------------------------
Per Share..............................     $          $               $
--------------------------------------------------------------------------------
Total(3)...............................  $           $               $
================================================================================

(1) The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(2) Does not include expenses, estimated to be $   , of which $    will be
    payable by the Selling Shareholders and $    will be payable by the
    Company.
(3) CGIP has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 1,387,500 shares of Common Stock at the Price to Public, less the Underwriting Discount and Commissions, solely to cover over-allotments. If such option is exercised in full, the total Price to Public, Underwriting Discount and Commissions and Proceeds to Selling Shareholders
    (before deducting expenses as indicated in note (2)) will be $   , $   and
    $   , respectively. See "Underwriting."

                                  ----------

  The Common Stock is offered by the International Underwriters, subject to prior sale, when, as and if delivered to and accepted by the International Underwriters, subject to certain conditions. The International Underwriters reserve their right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of share certificates for the Common Stock will be made at the offices of Lazard Freres & Co. LLC, New York, New York, on or about October , 1996, against payment therefor in immediately available funds.

                                  ----------

LAZARD CAPITAL MARKETS
                        CS FIRST BOSTON
                                          SALOMON BROTHERS INTERNATIONAL LIMITED

                                  ----------

                The date of this Prospectus is October  , 1996.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement (the "International Agreement"), among the Company, the Selling Shareholders and each of the Underwriters named below (the "International Underwriters"), each of the International Underwriters has severally agreed to purchase, and the Selling Shareholders have agreed to sell, the respective number of shares of Common Stock (the "International Shares") set forth opposite its name below:

        UNDERWRITER                                             NUMBER OF SHARES
        -----------                                             ----------------
   Lazard Capital Markets......................................
   CS First Boston Limited.....................................
   Salomon Brothers International Limited......................
                                                                   ---------
     Total.....................................................    1,850,000
                                                                   =========

  The International Underwriting Agreement provides that the several obligations of the International Underwriters to pay for and accept delivery of the International Shares are subject to the approval of certain legal matters by counsel and to certain other conditions. The International Underwriters are obligated to purchase all International Shares (other than shares covered by the over-allotment option) if any are purchased.

  Concurrently with the sale of International Shares to the International Underwriters, the Selling Shareholders have agreed to sell to certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Underwriters, the "Underwriters"), and the U.S. Underwriters severally have agreed to purchase from the Selling Shareholders, an aggregate of 7,400,000 shares of Common Stock (the "U.S. Shares") pursuant to a U.S. underwriting agreement among the Company, the Selling Shareholders and the U.S. Underwriters (the "U.S. Underwriting Agreement").

  The Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") providing for the coordination of their activities under the direction of Lazard Freres & Co. LLC, CS First Boston Corporation and Salomon Brothers Inc, on behalf of the U.S. Underwriters (the "U.S. Representatives"), and Lazard Capital Markets, CS First Boston Limited and Salomon Brothers International Limited, on behalf of the International Underwriters (the "International Representatives"). Pursuant to the Intersyndicate Agreement, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares for the account of anyone other than a United States or Canadian Person (as defined below) and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada to anyone other than a United States or Canadian Person. Also, pursuant to the Intersyndicate Agreement, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares for the account of any United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares in the United States or Canada or to any United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Intersyndicate Agreement. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada or any corporation, pension, profit-sharing, or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

  Pursuant to the Intersyndicate Agreement, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock as may be mutually agreed. The per share price of any such shares of Common Stock sold shall be the price to the public set forth on the cover page hereof, less an amount not greater than the per share amount of concession to dealers set forth below.

  Pursuant to the Intersyndicate Agreement, each International Underwriter has represented and agreed that: (a) it has not offered or sold and prior to the date six months after the date hereof will not offer or sell any Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offer of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  Pursuant to the Intersyndicate Agreement, each International Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated thereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice to the foregoing effect.

  The Selling Shareholders have been advised by Lazard Capital Markets that the several International Underwriters propose to offer the International Shares offered hereby directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a
concession not in excess of $   per share. After the Common Stock Offerings,
the public offering price and such concessions may be changed by the International Underwriters.

  The Selling Shareholders have agreed with the Underwriters that they will not, without the prior written consent of the Underwriters, offer, sell or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or any rights to purchase or acquire such capital stock for a period of one year after the date of this Prospectus except in connection with the Offerings or in connection with a pledge of such stock.

  The Company has agreed with the Underwriters that neither the Company nor certain executive officers and directors of the Company will, without the prior written consent of the Underwriters, offer, sell or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock or any rights to purchase or acquire such capital stock for a period of 90 days after the date of this Prospectus; provided, however, that the foregoing restriction will not apply to issuances or sales (a) in connection with stock option, savings, benefit or compensation plans or dividend reinvestment plans in existence as of the date of this Prospectus or the conversion or exchange of convertible or exchangeable securities of the Company, (b) in connection with a merger or other combination with, or exchange offer for shares or purchase of assets of, another entity, (c) required in the Company's judgment to prevent termination of the Standstill Period under the Shareholders Agreement, or (d) by such executive officers and directors of up to 300,000 shares of capital stock in the aggregate; provided, further, that the Underwriters shall be given prior written notice of any issuance or sale described in clause (b), (c) or
(d) above.

  The Company and the Selling Shareholders have agreed to indemnify the International Underwriters against certain liabilities, including liabilities under the Securities Act.

  Felix G. Rohatyn, a Managing Director of Lazard Freres & Co. LLC, is a director of the Company. As a result, Lazard Freres & Co. LLC may be deemed to be an affiliate of the Company. Accordingly, any offering of the shares offered hereby will be made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

  CS First Boston Corporation served as financial advisor to the Company and Lazard Freres & Co. LLC served as financial advisor to CarnaudMetalbox and CGIP in connection with the acquisition of CarnaudMetalbox by the Company in February 1996, for which they received customary fees. CS First Boston Corporation also served as financial advisor to the Company in connection with the acquisition by the Company of CONSTAR International Inc. in 1992, for which it received customary fees. In addition, certain Underwriters and their affiliates have from time to time provided, and may in the future provide, investment banking and commercial banking services to the Company, for which they received or will receive customary fees.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania, and certain other legal matters in connection with the Offerings will be passed upon for the Company by Richard L. Krzyzanowski, Executive Vice President, Secretary and General Counsel for the Company, and Dechert Price & Rhoads. Certain legal matters in connection with the Offerings will be passed upon for the Selling Shareholders by Sullivan & Cromwell, New York, New York, special counsel to the Selling Shareholders. Certain legal matters in connection with the Offerings are being passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Krzyzanowski is a director of the Company and, as of March 1, 1996, beneficially owned 0.108% of the outstanding shares of Common Stock. Chester C. Hilinski, of counsel to Dechert Price & Rhoads, is a director of the Company and, as of March 1, 1996, beneficially owned 0.013% of the outstanding shares of Common Stock.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of CarnaudMetalbox as of December 31, 1994 and 1993 and for each of the two years ending on December 31, 1994 and 1993 included in the Company's Current Report on Form 8-K filed on March 1, 1996, as amended, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, and Befec-Price Waterhouse and Claude Chevalier, statutory auditors, given on the authority of said firms as experts in auditing and accounting. The audited financial statements of CarnaudMetalbox as of December 31, 1995 and for the year ended December 31, 1995 included in such Current Report on Form 8-K have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, and Befec-Price Waterhouse and Salustro Reydel, statutory auditors, given on the authority of said firms as experts in auditing and accounting.

================================================================================

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   2
Incorporation of Certain Documents by Reference..........................   2
The Company..............................................................   4
The Offerings............................................................   8
Selected Historical Financial Information................................   9
Unaudited Pro Forma Consolidated Condensed Financial Information.........  11
Price Range of Capital Stock and Dividends...............................  14
Use of Proceeds..........................................................  14
Selling Shareholders.....................................................  15
Description of Capital Stock.............................................  17
Certain United States Federal Tax Considerations for Non-U.S. Holders of
 Capital Stock...........................................................  25
Underwriting.............................................................  28
Legal Matters............................................................  30
Experts..................................................................  30

================================================================================


================================================================================

                               9,250,000 SHARES

            [LOGO OF CROWN CORK & SEAL COMPANY, INC. APPEARS HERE]

                        CROWN CORK & SEAL COMPANY, INC.

                                 COMMON STOCK

                               ----------------
                                  PROSPECTUS
                               ----------------

                            LAZARD CAPITAL MARKETS

                                CS FIRST BOSTON

                              SALOMON BROTHERS
                            INTERNATIONAL LIMITED

                                OCTOBER  , 1996

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS     SUBJECT TO COMPLETION, DATED OCTOBER 24, 1996
                                3,000,000 SHARES
[LOGO OF CROWN CORK     CROWN CORK & SEAL COMPANY, INC.
& SEAL COMPANY, INC.   4.5% CONVERTIBLE PREFERRED STOCK
   APPEARS HERE]
                                  ----------
  The 3,000,000 shares of 4.5% Convertible Preferred Stock, par value $41.8875 per share (the "Preferred Stock"), of Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the "Company"), being offered hereby are being offered by Compagnie Generale d'Industrie et de Participations, a societe anonyme organized under the laws of the Republic of France ("CGIP"), and Sofiservice, a societe anonyme organized under the laws of the Republic of France and a wholly owned subsidiary of CGIP ("Sofiservice" and, together with CGIP, the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Preferred Stock offered hereby. See "Selling Shareholders." CGIP has also granted the Underwriters an option for 30 days to purchase an additional 450,000 shares of Preferred Stock solely to cover over-allotments.

  The Preferred Stock offered by the Selling Shareholders was acquired in February 1996 in exchange for shares of CarnaudMetalbox, a societe anonyme organized under the laws of the Republic of France ("CarnaudMetalbox"), in connection with the acquisition of CarnaudMetalbox by the Company. See "The Company -- CarnaudMetalbox Acquisition."

  The holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, a quarterly cumulative cash dividend of $.4712 per share, payable in arrears on November 20, February 20, May 20 and August 20 of each year until February 26, 2000, at which date each outstanding share of the Preferred Stock will convert mandatorily into Common Stock, par value $5.00 per share (the "Common Stock"), of the Company at the conversion price then in effect (currently $45.9715 per share, subject to adjustment upon the occurrence of certain events that affect the Common Stock). The next scheduled dividend payment date for the Preferred Stock is November 20, 1996, and the anticipated record date for such dividend is November 4, 1996. Each share of Preferred Stock is convertible by the holder into shares of Common Stock at any time at the conversion price then in effect. If at any time prior to February 26, 2000, less than 30% of the shares of Preferred Stock originally issued in connection with the Company's acquisition of CarnaudMetalbox are outstanding, the Company may convert the remaining shares of Preferred Stock into shares of Common Stock at the conversion price then in effect. Accumulated unpaid dividends in respect of the Preferred Stock will not bear interest. See "Description of Capital Stock."

  Concurrently with the shares of Preferred Stock being offered hereby (the "Preferred Stock Offering"), the Selling Shareholders are offering for sale 7,400,000 shares of Common Stock in the United States and Canada and 1,850,000 shares of Common Stock outside the United States and Canada, plus up to an additional 1,387,500 shares of Common Stock subject to an over-allotment option granted to the underwriters (collectively, the "Common Stock Offerings" and, together with the Preferred Stock Offering, the "Offerings"). The closings of the Preferred Stock Offering, on the one hand, and the Common Stock Offerings, on the other hand, are not mutually contingent. Upon consummation of the Offerings, the Selling Shareholders will hold approximately 11.3% of the total voting power of the Company's capital stock (assuming the over-allotment options of the underwriters in the Offerings are not exercised).

  The Preferred Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CCK Pr" and on the Paris Stock Exchange. The Common Stock is listed on the NYSE under the symbol "CCK" and on the Paris Stock Exchange. On October 16, 1996, the reported last sales prices of the Preferred Stock and the Common Stock on the NYSE were $47.00 per share and $48.38 per share, respectively. See "Price Range of Capital Stock and Dividends."

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                UNDERWRITING     PROCEEDS TO
                                     PRICE TO   DISCOUNT AND       SELLING
                                     PUBLIC(1) COMMISSIONS(2) SHAREHOLDERS(1)(3)
--------------------------------------------------------------------------------
Per Share..........................     $           $                $
--------------------------------------------------------------------------------
Total(4)...........................   $           $                $
================================================================================

(1) Plus accrued dividends, if any, from     , 1996.
(2) The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(3) Does not include expenses, estimated to be $   , of which $    will be
    payable by the Selling Shareholders and $    will be payable by the
    Company.
(4) CGIP has granted the Underwriters an option for 30 days to purchase up to an additional 450,000 shares of Preferred Stock at the Price to Public, less the Underwriting Discount and Commissions, solely to cover over-allotments. If such option is exercised in full, the total Price to Public, Underwriting Discount and Commissions and Proceeds to Selling Shareholders
    (before deducting expenses as indicated in note (3)) will be $   , $    and
    $   , respectively. See "Underwriting."

                                  ----------
  The Preferred Stock is offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, subject to certain conditions. The Underwriters reserve their right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of share certificates for the Preferred Stock will be made at the offices of Lazard Freres & Co. LLC, New York, New York, on or about October , 1996, against payment therefor in immediately available funds.

                                  ----------
LAZARD FRERES & CO. LLC
                                CS FIRST BOSTON
                                                            SALOMON BROTHERS INC
                                  ----------

                The date of this Prospectus is October  , 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a site on the world wide web that contains reports, proxy and information statements and other information on registrants, such as the Company, who must file such material with the SEC electronically. The SEC's internet address on the world wide web is http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC (File No. 1-2227) pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

    (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

    (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 (as amended by the Company's Reports on Form 10-Q/A filed on May 16, 1996 and September 26, 1996), and June 30, 1996 (as amended by the Company's Report on Form 10-Q/A filed on September 26, 1996);

    (3) the Company's Current Reports on Form 8-K filed on January 2, 1996, March 1, 1996 (as amended by the Company's Reports on Form 8-K/A filed on March 18, 1996, May 3, 1996 and May 7, 1996), September 26, 1996, and
  October 15, 1996; and

    (4) the Company's Registration Statements on Form 8-B filed on May 2, 1989 with respect to the Common Stock, on Form 8-A filed on August 10, 1995 with respect to the Company's common stock purchase rights and on Form 8-A filed on February 20, 1996 with respect to the Preferred Stock.

  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offers and sales hereunder are hereby incorporated by reference herein and shall be deemed a part hereof from the respective dates of filing of such reports and other documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. Certain statements contained herein (including, without limitation, the statements in "The Company" and "Unaudited Pro Forma Consolidated Condensed Financial Information" which are not historical facts) or incorporated by reference herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Certain factors as discussed herein or in the Company's Exchange Act filings with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended, could cause actual results to differ materially from those in the forward-looking statements.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST DIRECTED TO:
CROWN CORK & SEAL COMPANY, INC., 9300 ASHTON ROAD, PHILADELPHIA, PA 19136 (TELEPHONE NUMBER (215) 698-5208), ATTENTION: RICHARD L. KRZYZANOWSKI, EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE PREFERRED STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED MAY BE DISCONTINUED AT ANY TIME.

  DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNTS OR FOR THE ACCOUNTS OF OTHERS IN THE PREFERRED STOCK OR THE COMMON STOCK PURSUANT TO EXEMPTIONS FROM RULES 10B-6, 10B-7 AND 10B-8 UNDER THE EXCHANGE ACT.

                                  THE COMPANY

GENERAL

  The Company is the world's leading manufacturer of packaging products for consumer goods. The Company believes that it is unique in its industry in its ability to supply food, beverage and aerosol containers to multinational consumer marketers on a global basis. The Company currently operates 275 plants located in 53 countries and employs approximately 48,000 people.

  The Company's products include metal cans for food, beverage, household and other consumer products; plastic containers for beverage, processed food, household, personal care and other products; metal and plastic packaging products for health and beauty care applications including cosmetics, fragrances and pharmaceuticals; metal specialty and promotional packaging products; a wide variety of caps, closures, pumps and dispensing systems; and composite containers. The Company also manufactures filling and material handling machinery, primarily for the beverage and brewing industries, as well as machinery used in the can making process.

  Under current management, the Company has pursued a strategy of growth by acquisition within the global packaging industry. Over the past seven years, the Company has completed 20 acquisitions of companies with aggregate net sales of approximately $8 billion. The largest acquisitions over this period include CarnaudMetalbox (February 1996), Van Dorn Company (April 1993), CONSTAR International (October 1992), Continental Can International (May
1991), Continental Can's U.S. food and beverage can businesses (July 1990) and Continental Can Canada (December 1989). This strategy has contributed to an increase in the Company's net sales from $1.9 billion in 1989 to $5.1 billion in 1995. The Company's net sales in 1996, which will include the net sales of CarnaudMetalbox for 10 months, are expected to approach $9 billion. The Company's acquisition strategy has resulted in numerous benefits to the Company, including, among others, improved market positions, product and geographic diversification, and cost savings. The Company believes that the ongoing rationalization of excess or inefficient capacity within the global packaging industry, particularly in the core mature markets served by the Company, has had a beneficial effect on asset utilization. The Company believes that industry consolidation has generally resulted in fewer but more competitive packaging suppliers.

  In conjunction with its strategy of growth by acquisition, the Company has invested in new manufacturing capacity, particularly for beverage can production in emerging markets and for polyethylene terephthalate (PET) plastic containers globally. The Company has also invested in projects that improve production efficiencies and product quality, and lower manufacturing and administrative costs. The Company continually reviews its operations, especially in terms of their competitiveness and the appropriate number, size and location of plants, emphasizing service to customers and rate of return to investors.

  The Company was founded in 1892 and is a Pennsylvania corporation. The principal executive offices of the Company are located at 9300 Ashton Road, Philadelphia, Pennsylvania 19136, and the telephone number at such address is
(215) 698-5100.

CARNAUDMETALBOX ACQUISITION

  On February 22, 1996, the Company acquired CarnaudMetalbox, a leading multinational manufacturer of metal and plastic packaging products with headquarters in Paris, France, for approximately $4.0 billion. Management believes that the acquisition of CarnaudMetalbox has positioned the Company to benefit from the following factors, among others:

  . Complementary Geographic Markets. The Company is now significantly more diversified on a global basis. Prior to the acquisition, the Company was the leading manufacturer of packaging products for consumer goods in North America. The acquisition enabled the Company to significantly increase its market presence in Europe as well as in the Middle East, Asia-Pacific and Africa regions, where CarnaudMetalbox has a substantial presence. As a result of the acquisition, the Company has become the world's leading manufacturer of packaging products for consumer goods.

  . Complementary Product Markets. The Company is now able to offer a broader range of products to existing and new customers, including packaging for health and beauty care applications, metal specialty and promotional packaging, metal closures for glass food containers and easy-open ends for metal food containers. The only area of significant product overlap with CarnaudMetalbox, tinplate aerosol cans in Europe, was eliminated by the recently completed, European Community-mandated divestiture of a portion of the Company's aerosol can operations in that region.

  . Cost Reduction Opportunities. The Company believes that, as in past acquisitions, it can realize significant cost reductions over time through more effective management of costs relating to sales, marketing and administration, and research and development activities. The Company also expects to reduce costs through rationalization of metal and other raw material specification requirements, improved coordination of purchasing activities and greater price discounts on certain items purchased in larger quantities. For information on the Company's rationalization of manufacturing operations, see "-- 1996 Restructuring" below.

  . Leadership in Research, Development and Engineering. The Company considers its research, development and engineering ("RD&E") capabilities to be unsurpassed in the industry. The Company's principal RD&E centers are located near Chicago, Illinois and in Wantage, UK. The Company uses its RD&E capabilities to (a) promote development of value-added packaging systems, (b) design cost-efficient manufacturing systems and materials that also provide continuous quality improvement, (c) support technical needs in customer and vendor relationships, and (d) provide engineering services for the Company's worldwide packaging activities. These capabilities allow the Company to identify market opportunities by working with customers to develop new products. In addition, the Company believes that its technical expertise, quality reputation and customer relationships will enable it to anticipate and capitalize on shifting customer preferences, such as the conversion to plastic from other materials, and potential demand for new packaging shapes.

  . Improved Free Cash Flow Generation. The Company believes that the CarnaudMetalbox acquisition has the potential to improve the Company's ability to generate free cash flow as a result of the Company's strengthened competitive position worldwide, opportunities to reduce operating costs, improved working capital management and lower capital expenditure requirements for the combined entity. Over the near term, the Company intends to use a portion of its available free cash flow to reduce indebtedness.

1996 RESTRUCTURING

  During the second quarter of 1996, the Company charged against operations $29.6 million for the costs associated with the closure of a South American operation and costs associated with restructuring existing businesses in Europe. The Company anticipates that such restructuring, when complete, will generate approximately $6.0 million in after-tax cost savings on an annualized basis.

  The Company has made a preliminary assessment of the restructuring and exit costs related to the acquisition of CarnaudMetalbox. The current plan of restructuring, which commenced at the end of the first quarter of 1996, is expected to be substantially completed during the first quarter of 1997. As of June 30, 1996, the Company had accrued approximately $370 million for the costs associated with restructuring CarnaudMetalbox operations and allocated such costs to the purchase price of CarnaudMetalbox in accordance with purchase accounting requirements. These costs are comprised of severance pay and benefits, writedown of assets and lease termination and other exit costs. The cost of providing severance pay and benefits to employees is currently estimated at approximately $202 million and is primarily a cash expense. The cost associated with the writedown of assets (property, equipment, inventory, etc.) is currently estimated at approximately $139 million and has been reflected as a reduction in the fair value of the Company's assets. Lease termination costs and other exit costs are currently estimated at approximately $29 million and are primarily cash expenses. The $370 million in restructuring costs recorded in connection with the CarnaudMetalbox acquisition include the $70 million restructuring charge previously announced by CarnaudMetalbox Asia Ltd., a subsidiary of the Company.

  The Company, on a preliminary basis, estimates that this plan of restructuring of CarnaudMetalbox operations, when complete, will generate annual cost savings of approximately $116 million (or $77 million after-tax) on a full year basis. It is also estimated that capital expenditures of approximately $50 million will be made to expand and upgrade other facilities to minimize the adverse effects of the restructuring on existing business and customer relationships.

  The Company expects that there will be other restructurings effected within the next year. These plans will be finalized when the Company has had time to properly evaluate and assess business conditions and operating efficiencies to make such decisions. As the Company continues to restructure the newly combined Company, costs that do not qualify for purchase accounting will be charged against operations.

  The foregoing estimates of sales, restructuring charges and related cost savings represent the Company's best estimates, but necessarily make numerous assumptions with respect to industry performance, general business and economic conditions, raw materials and product pricing levels, the timing of implementation of the restructuring and related employee reductions and facility closings and other matters, many of which are outside the Company's control. These estimates may change, resulting in lower actual sales and adjustments to restructuring costs and savings. The Company's estimates and related assumptions, which are unaudited, are not necessarily indicative of future performance, which may be significantly more or less favorable than as set forth above, and are subject to considerations discussed in the Company's Exchange Act filings with the SEC, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, as amended, which is incorporated by reference herein. Undue reliance should not be placed on the estimates and assumptions. Such information may not necessarily be updated to reflect circumstances existing after the date hereof or to reflect the occurrence of unanticipated events.

THIRD QUARTER RESULTS


  On October 14, 1996, the Company issued a news release announcing the following summary, unaudited results of operations for the quarter and nine months ended September 30, 1996.

                                THREE MONTHS ENDED       NINE MONTHS ENDED
                                  SEPTEMBER 30,            SEPTEMBER 30,
                              -----------------------  -----------------------
                                1996(1)     1995(2)      1996(1)     1995(2)
                              -----------  ----------  -----------  ----------
                                (IN MILLIONS, EXCEPT SHARE AND PER SHARE
                                                AMOUNTS)
Net sales...................  $   2,462.1  $  1,427.1  $   6,367.0  $  3,939.6
                              -----------  ----------  -----------  ----------
 Cost of products sold......      1,988.6     1,252.8      5,169.1     3,343.6
 Depreciation and amortiza-
  tion......................        130.0        67.3        359.8       196.5
 Selling and administrative
  expense...................        101.6        36.0        277.4       107.8
 Provision for restructur-
  ing.......................                     82.5         29.6       102.7
 Gain on sale of assets.....        (12.6)       (3.1)       (22.8)       (8.1)
 Interest expense, net of
  interest income...........         85.0        34.8        223.0       102.8
 Translation and exchange
  adjustments...............          3.0        (1.8)       (35.7)       (1.3)
                              -----------  ----------  -----------  ----------
Income (loss) before income
 taxes......................        166.5       (41.4)       366.6        95.6
 Provision for income tax-
  es........................         54.1       (23.9)       107.7        17.4
 Minority interests, net of
  equity earnings...........         (3.0)       (2.4)       (14.1)       (9.4)
                              -----------  ----------  -----------  ----------
Net income (loss)...........        109.4       (19.9)       244.8        68.8
Preferred stock dividends...          5.9                     13.9
                              -----------  ----------  -----------  ----------
Net income (loss) available
 to common shareholders.....  $     103.5  $    (19.9) $     230.9  $     68.8
                              ===========  ==========  ===========  ==========
Primary earnings (loss) per
 average common share.......  $      0.81  $    (0.22) $      1.91  $     0.76
                              ===========  ==========  ===========  ==========
Fully diluted earnings
 (loss) per average common
 share......................  $      0.78  $    (0.22) $      1.89  $     0.76
                              ===========  ==========  ===========  ==========
Dividends per common share..  $      0.25              $      0.75
                              ===========              ===========
Weighted average shares out-
 standing:
 Primary....................  128,510,213  90,840,987  120,820,436  90,619,389
 Fully diluted..............  139,836,015  90,840,987  129,837,826  90,621,473
Actual common shares out-
 standing...................  128,215,366  90,576,900  128,215,366  90,576,900
Actual preferred shares out-
 standing...................   12,432,622               12,432,622

--------

(1) The results for 1996 include the operations of CarnaudMetalbox from the acquistion date of February 22, 1996.

(2) Certain prior year amounts have been reclassified to improve comparability.

                                 THE OFFERINGS

  Concurrently with the shares of Preferred Stock being offered hereby, the Selling Shareholders are offering for sale an aggregate of 9,250,000 shares of Common Stock. In addition, CGIP has granted the underwriters in connection with the Common Stock Offerings an option for 30 days to purchase up to an additional 1,387,500 shares of Common Stock solely to cover over-allotments. The closings of the Preferred Stock Offering, on the one hand, and the Common Stock Offerings, on the other hand, are not mutually contingent.

Preferred Stock            3,000,000 shares
 Offered(1)..............

Preferred Stock
 Outstanding Before and
 After the                 12,432,622 shares
 Offerings(2)............

Common Stock Outstanding
 Before and After the
 Offerings(3)............
                           128,239,341 shares (139,567,478 shares assuming
                           full conversion of the outstanding Preferred Stock at the current conversion price of $45.9715 per share)

Dividends................  The holders of Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, a quarterly cumulative cash dividend of $.4712 per share, payable in arrears on each

                           November 20, February 20, May 20 and August 20 until February 26, 2000. The anticipated record date for the quarterly dividend payable November 20, 1996 is November 4, 1996. Accumulated unpaid dividends on the Preferred Stock will not bear interest.

Conversion at Option of    At any time prior to February 26, 2000, each share
 Holder..................  of Preferred Stock is convertible into shares of
                           Common Stock based upon the conversion price then in effect. The conversion price is currently
                           $45.9715 per share, and is subject to adjustment upon the occurrence of certain events that affect the Common Stock. In the event of any optional conversion of Preferred Stock, the holder will not have any right to accrued and unpaid dividends, other than those declared payable to holders of record on or prior to the conversion date. See
                           "Description of Capital Stock--Preferred Stock--
                           Conversion Rights."

Mandatory Conversion.....  Each share of Preferred Stock will convert mandatorily into shares of Common Stock on February 26, 2000 at the conversion price then in effect. In addition, if at any time prior to such date less than 30% of the shares of Preferred Stock originally issued in connection with the Company's acquisition of CarnaudMetalbox are outstanding, the Company may convert the remaining shares of Preferred Stock into Common Stock at the conversion price then in effect. Upon any mandatory conversion of the Preferred Stock, all accrued and unpaid dividends to the date of conversion will be converted into shares of Common Stock at the conversion price then in effect.

Liquidation Preference...  $41.8875 per share, plus accrued and unpaid dividends

Voting Rights............  Except as otherwise provided by applicable law, holders of Preferred Stock have the right to vote with the holders of Common Stock on all matters to be voted on by holders of Common Stock based on the number of shares of Common Stock into which a share of Preferred Stock is convertible as of the record date for the vote. The Preferred Stock also has certain class voting rights, including in the event the Company fails to pay dividends on the Preferred Stock for six quarterly periods, whether or not consecutive. See "Description of Capital Stock --
                            Preferred Stock -- Voting Rights."

Use of Proceeds..........  The Company will not receive any of the proceeds from the sale of the Preferred Stock offered hereby.

New York Stock Exchange
 Symbol for Preferred
 Stock...................  CCK Pr

New York Stock Exchange
 Symbol for Common
 Stock...................  CCK
--------
(1) Does not include up to 450,000 shares of Preferred Stock that may be sold by CGIP pursuant to an over-allotment option granted to the Underwriters. See "Underwriting."

(2) Based on shares outstanding as of October 16, 1996.

(3) Based on shares outstanding as of October 16, 1996. Does not include up to 4,719,494 shares of Common Stock that may be issued upon the exercise of outstanding options granted under the Company's employee and director stock option plans.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  The summary financial information presented below for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 and as of the end of each such fiscal year is derived from the consolidated financial statements of the Company, which have been audited by Price Waterhouse LLP, independent accountants, and should be read in conjunction with the information and audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference herein. The summary financial information for and as of the end of the six-month periods ended June 30, 1996 and 1995 is unaudited and, in the opinion of the Company management, includes all adjustments, consisting of only normal recurring accruals, necessary for a fair presentation of such information. Such unaudited information should be read in conjunction with the information and the consolidated financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, as amended, which are incorporated by reference herein. See also "Unaudited Pro Forma Consolidated Condensed Financial Information." The summary financial data set forth in the table below do not reflect the financial results of the Company after June 30, 1996. See "The Company--Third Quarter Results."

                           SIX MONTHS ENDED
                             JUNE 30,(1)                YEAR ENDED DECEMBER 31,(1)
                          -------------------  ------------------------------------------------
                            1996       1995      1995      1994      1993      1992      1991
                          ---------  --------  --------  --------  --------  --------  --------
                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
 Net sales..............  $ 3,904.9  $2,512.5  $5,053.8  $4,452.2  $4,162.6  $3,780.7  $3,807.4
 Cost of products sold..    3,170.3   2,085.8   4,311.0   3,699.5   3,474.0   3,197.4   3,290.7
 Depreciation and amor-
  tization..............      229.8     129.2     256.3     218.3     191.7     142.4     128.4
 Selling and administra-
  tive expense..........      175.8      71.8     139.3     135.4     126.6     112.1     105.4
 Provision for restruc-
  turing(2).............       29.6      20.2     102.7     114.6
 Interest expense.......      172.9      73.5     148.6      98.8      89.8      77.4      76.6
 Interest income........      (34.9)     (5.5)    (12.5)     (7.2)    (10.1)    (13.5)    (10.0)
 Translation and ex-
  change adjustments....      (38.7)      0.5      (1.1)     10.1      10.8      10.2       7.5
                          ---------  --------  --------  --------  --------  --------  --------
 Income before income
  taxes, equity in
  earnings of affiliates
  and cumulative effect
  of accounting
  changes...............      200.1     137.0     109.5     182.7     279.8     254.7     208.8
 Income taxes...........       53.6      41.3      24.9      55.6      97.4     101.0      83.8
 Equity in earnings of
  affiliates, net of
  minority interests....      (11.1)     (7.0)     (9.7)      3.9      (1.5)      1.7       3.1
                          ---------  --------  --------  --------  --------  --------  --------
 Net income before
  cumulative effect of
  accounting changes....      135.4      88.7      74.9     131.0     180.9     155.4     128.1
 Cumulative effect of
  accounting
  changes(3)............                                              (81.8)
                          ---------  --------  --------  --------  --------  --------  --------
 Net income.............      135.4      88.7      74.9     131.0      99.1     155.4     128.1
 Preferred Stock divi-
  dends(4)..............        8.0
                          ---------  --------  --------  --------  --------  --------  --------
 Net income available
  for common sharehold-
  ers...................  $   127.4  $   88.7  $   74.9  $  131.0  $   99.1  $  155.4  $  128.1
                          =========  ========  ========  ========  ========  ========  ========
PER SHARE OF COMMON
 STOCK(5)
 Net income before
  cumulative effect of
  accounting changes....  $    1.09  $   0.99  $   0.83  $   1.47  $   2.08  $   1.79  $   1.48
 Cumulative effect of
  accounting
  changes(3)............                                              (0.94)
                          ---------  --------  --------  --------  --------  --------  --------
 Net income.............  $    1.09  $   0.99  $   0.83  $   1.47  $   1.14  $   1.79  $   1.48
                          =========  ========  ========  ========  ========  ========  ========
 Cash dividends declared
  per common share(6)...  $    0.50
RATIO OF EARNINGS TO
 COMBINED FIXED CHARGES
 AND PREFERRED STOCK
 DIVIDENDS(7) ..........        2.0x      2.8x      1.7x      2.8x      4.2x      4.3x      3.7x
OTHER DATA
 EBITDA(8)..............  $   597.5  $  354.4  $  604.6  $  607.2  $  551.2  $  461.0  $  403.8
 Capital expenditures...      286.2     206.5     433.5     439.8     271.3     150.6      92.2
 EBITDA as a percentage
  of net sales..........       15.3%     14.1%     12.0%     13.6%     13.2%     12.2%     10.6%
 Selling and
  administrative expense
  as a percentage of net
  sales.................        4.5       2.9       2.8       3.0       3.0       3.0       2.8
 Total debt as a per-
  centage of total capi-
  talization(9) ........       56.7      58.0      56.2      55.3      50.1      52.1      40.5
 Average number of
  common shares
  outstanding (000's)...    116,623    89,920    90,234    89,087    87,087    86,896    86,781
FINANCIAL POSITION (AT
 END OF PERIOD)
 Total assets...........  $12,848.1  $5,278.0  $5,051.7  $4,781.3  $4,236.3  $3,825.1  $2,963.5
 Working capital........      319.5     197.1     429.9     122.6      43.8     174.5     333.3
 Total debt.............    5,400.6   2,238.9   2,098.2   1,825.3   1,366.3   1,319.3     769.4
 Shareholders' equity...    3,617.2   1,470.3   1,461.2   1,365.2   1,251.8   1,143.6   1,084.4

--------
(1) Certain reclassifications of prior years' data have been made to improve comparability. The Company has completed a number of acquisitions during the periods presented. Such acquisitions were accounted for using the purchase method and may affect the comparability of data on a year-to-year basis. See Note C to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 with respect to the effect of certain acquisitions by the Company.
(2) Reflects restructuring of certain facilities announced in 1996, 1995 and 1994. See Note H to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, as amended. Does not reflect restructuring costs qualifying for purchase accounting, including certain restructuring costs in connection with the acquisition of CarnaudMetalbox. See "The Company-- 1996 Restructuring." The after-tax impact of the restructuring charges for the years ended December 31, 1995 and 1994, as reflected in the table above, was $67.0 or $0.74 per share and $73.2 or $0.82 per share, respectively. The after-tax impact of the restructuring charges for the six months ended June 30, 1996 and 1995 were $21.9 or $0.17 per share and $12.8 or $0.14 per share, respectively.
(3) Reflects accounting changes related to adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," SFAS 109, "Accounting for Income Taxes," and SFAS 112, "Employers' Accounting for Postemployment Benefits." See Note B to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.
(4) The Company issued Preferred Stock on February 26, 1996 in connection with the acquisition of CarnaudMetalbox. See Notes N and T to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.
(5) All data relating to Common Stock prior to 1992 have been restated for comparative purposes to reflect the three-for-one split of the Common Stock in 1992.
(6) Prior to 1996, the Company traditionally did not pay dividends on its Common Stock. For a description of the Company's dividend policy, see "Price Range of Capital Stock and Dividends."
(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, equity in earnings of affiliates and cumulative effect of accounting changes plus fixed charges and distributed income from less-than-50%-owned companies. Fixed charges include preferred stock dividend requirements, interest expense, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor.
(8) "EBITDA" is defined as income before income taxes, equity in earnings of affiliates and cumulative effect of accounting changes, plus depreciation and amortization, provision for restructuring and interest expense, minus interest income. EBITDA is presented solely as a supplement to the other information provided above. EBITDA is not a substitute for operating and cash flow data as determined in accordance with generally accepted accounting principles.
(9) Total capitalization includes total debt (net of cash and cash equivalents), minority interests and shareholders' equity.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated condensed statements of operations give effect to the acquisition of CarnaudMetalbox under the purchase method of accounting. The unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 1995 and for the year ended December 31, 1995, respectively, combine the historical consolidated statements of operations of the Company and CarnaudMetalbox giving effect to the acquisition as if it had occurred on January 1, 1995. The unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 1996 combines the historical consolidated statements of operations of the Company and CarnaudMetalbox giving effect to the acquisition as if it had occurred on January 1, 1996.

  The unaudited pro forma consolidated condensed statements of operations are for illustrative purposes only and have been presented in accordance with SEC guidelines. They are not necessarily indicative of the results of operations that might have occurred had the acquisition actually taken place on such dates, or of future results of operations of the Company.

  The unaudited pro forma consolidated condensed statements of operations are based on the historical consolidated financial statements of the Company and CarnaudMetalbox and should be read in conjunction with such historical financial statements and the notes thereto, which are, in the case of CarnaudMetalbox, included as part of the Company's Current Report on Form 8-K filed on March 1, 1996, as amended (the "CarnaudMetalbox Financial Statements"), and, in the case of the Company, filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996, as amended, respectively (and which, in the case of the Company's 1996 quarterly results, include balance sheet and income statement data reflecting historical results of the CarnaudMetalbox acquisition since the acquisition date of February 22, 1996). See also "Selected Historical Financial Information." Certain reclassifications have been made to CarnaudMetalbox's historical consolidated financial statements to conform with the presentation of the Company's historical consolidated financial statements. Furthermore, the historical financial statements for CarnaudMetalbox, prepared in accordance with French law and presented in French francs, have for purposes of preparing these unaudited pro forma consolidated condensed statements of operations been conformed to comply with U.S. generally accepted accounting principles and, in accordance with SFAS No. 52, have been translated to U.S. dollars at actual average exchange rates equal to FF 4.992/$1.00 for the pro forma statement of operations for the six months ended June 30, 1995, FF 4.982/$1.00 for the pro forma statement of operations for the year ended December 31, 1995 and FF 5.007/$1.00 for the pro forma statement of operations for the period beginning January 1, 1996 and ending on the acquisition date of February 22, 1996. See Note 1-B of the CarnaudMetalbox Financial Statements for the reconciliation of CarnaudMetalbox's 1995, 1994 and 1993 net income and shareholders' equity to U.S. generally accepted accounting principles. Such translations should not be construed as representations that French franc amounts have been or could be converted into U.S. dollars at that or any other rate. The use of exchange rates different from those used in the unaudited pro forma consolidated condensed statements of operations could have a material impact on the information presented therein.

  In accordance with the purchase method of accounting, the total purchase price has been allocated to the assets and liabilities of CarnaudMetalbox based upon their fair values. The accompanying unaudited pro forma consolidated condensed statements of operations reflect the preliminary allocation of purchase price to assets and liabilities. Accordingly, the final allocations may differ from the amounts reflected herein.

  The unaudited pro forma consolidated condensed statements of operations reflect a $3.6 billion excess of purchase price over net assets acquired, which is being amortized over 40 years at a rate of $90 million per year in accordance with generally accepted accounting principles, which require that acquired intangibles be amortized over lives not to exceed 40 years. Intangible assets acquired principally represent CarnaudMetalbox's customer base and CarnaudMetalbox's European market presence, assets with indefinite lives which have historically appreciated in value over time. In addition, the acquisition facilitates the continued expansion of current lines of business as well as the development of new businesses via the cross-selling of packaging product offerings of both the Company and CarnaudMetalbox to existing and potential customers as well as other factors. See "The Company." The Company believes it will benefit from the acquisition for a period of at least 40 years and, therefore, a 40-year amortization period is appropriate.

  The Company has obtained appraisals and other studies of the significant assets, liabilities and business operations of CarnaudMetalbox. The unaudited pro forma consolidated condensed statements of operations reflect the preliminary results of these reviews, including the Company's estimate of known restructuring costs and expenses. For a discussion of recent and possible future restructuring costs and expenses, including restructurings in connection with the CarnaudMetalbox acquisition, see "The Company--1996 Restructuring." The final allocation of the purchase price will be completed in the first quarter of 1997 when final appraisals, other studies and additional information become available.

  See the notes to the unaudited pro forma consolidated condensed statements of operations for a description of the principal assumptions made in the preparation of the pro forma information. The unaudited pro forma consolidated condensed statements of operations do not reflect the financial results of the Company or CarnaudMetalbox after June 30, 1996. See "The Company--Third Quarter Results."

                            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996(A)
                          ----------------------------------------------------------------------
                                HISTORICAL AMOUNTS                     PRO FORMA
                          -----------------------------------  ---------------------------------
                             COMPANY        CARNAUDMETALBOX    ADJUSTMENTS      CONSOLIDATED
                          ----------------  -----------------  -------------    ----------------
                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net Sales...............  $          3,905    $           606                   $          4,511
  Cost of products
   sold.................             3,170                486                              3,656
  Depreciation and amor-
   tization.............               230                 36     $     (1)(B)               265
  Selling and adminis-
   trative expense......               176                 57                                233
  Provision for restruc-
   turing...............                30                 15                                 45
  Interest expense......               173                 17           19 (C)               209
  Interest income.......               (35)                (3)                               (38)
  Translation and ex-
   change adjustments...               (39)                                                  (39)
                          ----------------    ---------------     --------      ----------------
Income from operations
 before income taxes....               200                 (2)         (18)                  180
  Income taxes..........                54                  3           (4)(D)                53
  Equity in earnings of
   affiliates...........                (5)                                                   (5)
  Minority interests....                (6)                 2                                 (4)
                          ----------------    ---------------     --------      ----------------
Net income..............               135                 (3)         (14)                  118
Preferred Stock divi-
 dends..................                (8)                             (4)(E)               (12)
                          ----------------    ---------------     --------      ----------------
Net income available for
 common shareholders....  $            127    $            (3)    $    (18)     $            106
                          ================    ===============     ========      ================
Earnings per share......  $           1.09    $         (0.03)                  $           0.83
Average number of common
 shares outstanding.....       116,623,109         86,202,056                        128,100,284

                               UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                               OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1995
                               ------------------------------------------------------
                                   HISTORICAL AMOUNTS              PRO FORMA
                               ---------------------------- -------------------------
                                 COMPANY    CARNAUDMETALBOX ADJUSTMENTS  CONSOLIDATED
                               -----------  --------------- -----------  ------------
                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net Sales...............       $     2,513        $     2,460                      $      4,973
  Cost of products
   sold.................             2,086              1,919                             4,005
  Depreciation and
   amortization.........               129                146         $ (5)(B)              270
  Selling and
   administrative
   expense..............                72                234                               306
  Provision for
   restructuring........                20                 18                                38
  Interest expense......                74                 58           69 (C)              201
  Interest income.......                (6)               (12)                              (18)
  Translation and
   exchange
   adjustments..........                 1                  2                                 3
  Preference share
   dividends and other..                                  (21)                              (21)
                               -----------        -----------         ----         ------------
Income from operations
 before income taxes....               137                116          (64)                 189
  Income taxes..........                41                 16          (13)(D)               44
  Equity in earnings of
   affiliates...........                 3                  2                                 5
  Minority interests....               (10)                (1)                              (11)
                               -----------        -----------         ----         ------------
Net income..............                89                101          (51)                 139
Preferred Stock divi-
 dends..................                                               (12)(E)              (12)
                               -----------        -----------         ----         ------------
Net income available for
 common shareholders....       $        89        $       101         $(63)        $        127
                               ===========        ===========         ====         ============
Earnings per share......       $      0.99        $      1.19                      $       1.00
Average number of common
 shares outstanding.....        89,920,245         84,605,561                       127,221,063

                            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT
                           OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995(F)
                          -----------------------------------------------------------------
                               HISTORICAL AMOUNTS                   PRO FORMA
                          --------------------------------- -------------------------------
                            COMPANY       CARNAUDMETALBOX   ADJUSTMENTS     CONSOLIDATED
                          --------------  ----------------- -------------   ---------------
                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net Sales...............  $        5,054    $        4,939                  $         9,993
  Cost of products
   sold.................           4,311             3,926                            8,237
  Depreciation and amor-
   tization.............             256               292     $    (10)(B)             538
  Selling and adminis-
   trative expense......             139               415                              554
  Provision for restruc-
   turing...............             103                55                              158
  Interest expense......             149               130          138 (C)             417
  Interest income.......             (13)              (25)                             (38)
  Translation and ex-
   change adjustments...              (1)                2                                1
  Preference share divi-
   dends and other......                               (13)                             (13)
                          --------------    --------------     --------     ---------------
Income from operations
 before income taxes....             110               157         (128)                139
  Income taxes..........              25                11          (26)(D)              10
  Equity in earnings of
   affiliates...........               4                 1                                5
  Minority interests....             (14)                3                              (11)
                          --------------    --------------     --------     ---------------
Net income..............              75               150         (102)                123
Preferred Stock divi-
 dends..................                                            (23)(E)             (23)
                          --------------    --------------     --------     ---------------
Net income available for
 common shareholders....  $           75    $          150     $   (125)    $           100
                          ==============    ==============     ========     ===============
Earnings per share......  $         0.83    $         1.76                  $          0.78
Average number of common
 shares outstanding.....      90,233,518        85,327,985                      127,534,336

 NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

  A. Historical amounts for the Company include the results from operations of CarnaudMetalbox from the date of acquisition, February 22, 1996. Historical amounts for CarnaudMetalbox include the results from operations of CarnaudMetalbox for the preacquisition period beginning January 1, 1996 and ending on the acquisition date. Pro forma adjustments relate only to such preacquisition period.

  B. To reflect the net decrease in depreciation and amortization expense due to (a) amortization of the excess purchase price over net tangible assets acquired on a straight-line basis over 40 years, net of elimination of CarnaudMetalbox historical amortization of excess acquisition costs over the values assigned to net assets acquired in prior acquisitions, (b) additional amortization resulting from basis assigned to intangible assets other than goodwill, (c) net decrease in depreciation resulting from change in asset basis and lives identified in the appraisal process, and (d) decreased depreciation resulting from property and equipment written-off under existing plans of restructuring.

  C. To reflect the increase in interest expense resulting from the use of new borrowings to finance a portion of the purchase price. The interest rate on new borrowings of $1.84 billion is assumed to be 7.5% per annum. Such borrowings have been made by the Company under a multicurrency credit facility bearing interest at a variable rate. See Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 15, 1995, which is hereby incorporated by reference, for additional information with respect to the terms of the credit facility.

  D. To reflect the income tax effect of increased interest net of decreased depreciation at the statutory tax rate of 37.0%. The Company expects that its effective consolidated income tax rate may be higher than that reflected in the unaudited pro forma consolidated condensed statements of operations due to several factors, including the geographical mix in which the Company's future pre-tax earnings are generated, the non-deductibility for tax purposes of a significant portion of the purchase price for the CarnaudMetalbox acquisition and the accounting rules governing utilization of pre-acquisition net operating losses.

  E. To reflect dividends on Preferred Stock of $1.88 per share per annum on 12,432,622 outstanding shares.

  F. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1995 has been updated from that included in the Company's Current Report on Form 8-K/A filed on May 7, 1996, principally to reflect increased pro forma goodwill amortization arising from changes in the estimated fair value of net tangible assets acquired and the acquisition in the second quarter of 1996 of the remaining 1.3% minority interest in CarnaudMetalbox.

                   PRICE RANGE OF CAPITAL STOCK AND DIVIDENDS

  The Common Stock and the Preferred Stock are listed on the NYSE under the symbols "CCK" and "CCK Pr," respectively. The Common Stock and the Preferred Stock are also listed on the Paris Stock Exchange. The following table sets forth, for the periods indicated, the high and low reported last sales prices of the Common Stock and the Preferred Stock as reported on the NYSE and dividends paid per share.

  The Company commenced paying cash dividends on the Common Stock for the first time since 1956 in the first quarter of 1996. Subject to the Company's financial results and declaration by the Board of Directors, it is the present intention of the Company to continue paying cash dividends on the Common Stock on a quarterly basis. The anticipated record date for the Preferred Stock dividend payable on November 20, 1996 and for the 1996 fourth quarter Common Stock dividend is November 4, 1996.

  The Preferred Stock was issued as part of the CarnaudMetalbox acquisition in February 1996.

                                COMMON STOCK             PREFERRED STOCK
                          ------------------------- -------------------------
                                          DIVIDENDS                 DIVIDENDS
                           HIGH     LOW     PAID     HIGH     LOW     PAID
                          ------- ------- --------- ------- ------- ---------
1994
 First Quarter........... $41 7/8 $36 5/8    --       --      --       --
 Second Quarter..........  39 3/4  33 3/4    --       --      --       --
 Third Quarter...........  39 1/2  33 1/2    --       --      --       --
 Fourth Quarter..........  40 7/8  35 7/8    --       --      --       --
1995
 First Quarter...........  45      37 3/4    --       --      --       --
 Second Quarter..........  50 1/4  40 1/2    --       --      --       --
 Third Quarter...........  50 5/8  36        --       --      --       --
 Fourth Quarter..........  44 5/8  33 1/2    --       --      --       --
1996
 First Quarter...........  51      40 5/8   $0.25   $  49   $45 1/2    --
 Second Quarter..........  49 1/8  43 5/8    0.25    47 3/4  43      $0.4712
 Third Quarter...........  49 1/2  41        0.25    48 7/8  41 1/4   0.4712
 Fourth Quarter..........  48 3/8  45 1/2    --      47 5/8  45 1/2    --
  (through October 16,
   1996)

  As of October 16, 1996, there were approximately 5,713 holders of record of the Common Stock and nine holders of record of the Preferred Stock. On such date, the reported last sales prices of the Common Stock and Preferred Stock on the NYSE were $48.38 per share and $47.00 per share, respectively.

                                USE OF PROCEEDS

  All of the shares of Common Stock and Preferred Stock in the Offerings are being offered by the Selling Shareholders. The Company will not receive any proceeds from the sale of such shares.

                             SELLING SHAREHOLDERS

  The Selling Shareholders are CGIP and its wholly owned subsidiary Sofiservice. CGIP was previously the largest shareholder of CarnaudMetalbox, beneficially holding more than 30% of its outstanding shares. The Selling Shareholders acquired their shares of Common Stock and Preferred Stock in connection with the acquisition of CarnaudMetalbox by the Company in February 1996. CGIP is a holding company that maintains a portfolio of investments in companies engaged in, among other things, the manufacture of packaging products for consumer goods, computer-related services, consulting services, medical diagnostics, abrasive pellets, energy and real estate. The Offerings are being undertaken by the Selling Shareholders in furtherance of CGIP's strategy of diversifying its portfolio of investments. The proceeds of the Offerings may be used to finance a portion of the costs of acquiring a stake in Valeo, a French manufacturer of automotive components and systems, as announced by CGIP on September 26, 1996.

  Concurrently with the Preferred Stock Offering, the Selling Shareholders are offering for sale 7,400,000 shares of Common Stock in the United States and Canada and 1,850,000 shares of Common Stock outside the United States and Canada. In addition, CGIP has granted the underwriters in connection with the Common Stock Offerings an option for up to 30 days to purchase up to an additional 1,387,500 shares of Common Stock solely to cover over-allotments. The closings of the Preferred Stock Offering, on the one hand, and the Common Stock Offerings, on the other, are not mutually contingent.

  The following table sets forth, as of October 16, 1996, certain information with respect to beneficial ownership of Common Stock and Preferred Stock by the Selling Shareholders and as adjusted to reflect the sale of shares in the Offerings (assuming the over-allotment options of the underwriters in the Offerings are not exercised).

                             OWNERSHIP                           OWNERSHIP
                      PRIOR TO THE OFFERINGS                AFTER THE OFFERINGS
                      -------------------------            ---------------------
                                                 NUMBER OF
                        NUMBER                   SHARES TO   NUMBER
TYPE OF SECURITIES     OF SHARES    PERCENTAGE    BE SOLD  OF SHARES  PERCENTAGE
------------------    ------------- -----------  --------- ---------- ----------
Common Stock(1):
  CGIP (2)...........    19,323,975      15.07%  7,243,072 12,080,903    9.42%
  Sofiservice........     2,006,928       1.56   2,006,928        --      --
                      -------------   --------   --------- ----------   -----
    Total............    21,330,903      16.63%  9,250,000 12,080,903    9.42%
Preferred Stock:
  CGIP (2)...........     6,441,324      51.81%  2,331,024  4,110,300   33.06%
  Sofiservice........       668,976       5.38     668,976        --      --
                      -------------   --------   --------- ----------   -----
    Total............     7,110,300      57.19%  3,000,000  4,110,300   33.06%

--------

(1) Based on shares outstanding as of October 16, 1996 and assuming no conversion of the Preferred Stock outstanding as of such date. Does not include up to 4,719,494 shares of Common Stock that may be issued upon the exercise of outstanding options granted under the Company's employee and director stock option plans.
(2) Does not include the shares of Common Stock or Preferred Stock owned by Sofiservice which CGIP is deemed to beneficially own.

  As of October 16, 1996, the shares of Common Stock and Preferred Stock owned by the Selling Shareholders represented approximately 19.9% of the Total Voting Power of the Company (as defined below). Assuming the over-allotment options of the underwriters in the Offerings are not exercised, after giving effect to (a) the Offerings, (b) the Preferred Stock Offering (but not the Common Stock Offerings), and (c) the Common Stock Offerings (but not the Preferred Stock Offerings), the shares of Common Stock and Preferred Stock owned by the Selling Shareholders will represent approximately 11.3%, 18.0% and 13.3%, respectively, of the Total Voting Power of the Company, in each case based upon the outstanding Common Stock and Preferred Stock on October 16, 1996. Assuming the over-allotment options of the underwriters in the Offerings are exercised in full, the shares of Common Stock and Preferred Stock owned by the Selling Shareholders upon consummation of the Offerings will represent approximately 10.1% of the Total Voting Power of the Company based upon the outstanding Common Stock and Preferred Stock on October 16, 1996.

  As used above, "Total Voting Power" means the voting power of the capital stock (and all securities convertible into or exchangeable for such stock, other than options granted pursuant to employee benefit plans and the rights issued pursuant to the Company's Rights Plan) of the Company that is ordinarily entitled to vote in the election of directors of the Company, calculated by reference to the maximum number of votes any such security is entitled to cast, whether in converted or exercised or unconverted or unexercised form.

  The shares of Preferred Stock and Common Stock owned by the Selling Shareholders may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including pursuant to Rule 144. In addition, the shares of Preferred Stock and Common Stock owned by the Selling Shareholders are subject to additional restrictions on transfer under the Shareholders Agreement entered into by the Company and CGIP in connection with the Company's acquisition of CarnaudMetalbox (the "Shareholders Agreement").

  During the Standstill Period under the Shareholders Agreement (see "Description of Capital Stock--Shareholders Agreement and Certain Other Agreements and Provisions"), CGIP and its affiliates may not dispose of voting securities of the Company, except (subject, in some cases, to certain exceptions): (a) to other affiliates; (b) pursuant to a widely distributed underwritten public offering (provided such disposition is not made to any person or entity which CGIP or the managing underwriter knows will beneficially own immediately thereafter, together with its affiliates and other persons or entities acting as a "group" with such person or entity within the meaning of the federal securities laws, voting securities of the Company representing 3.5% or more of the Total Voting Power of the Company, which requirement is waivable by the Company); (c) pursuant to Rule 144 (except to any such person or entity which CGIP knows will beneficially own immediately thereafter 3.5% or more of the Total Voting Power of the Company);
(d) in a private sale to any person or entity that would, following such sale, beneficially own no more than 3.5% of the Total Voting Power of the Company;
(e) in certain cases, to the Company; (f) pursuant to a tender offer or exchange offer or any other transaction with a third party which is recommended to the shareholders of the Company by a majority of "continuing directors" of the Company; (g) upon conversion of the Preferred Stock into Common Stock (or upon similar conversions, exchanges or exercises); and (h) pursuant to one or more bona fide pledges or grants of a security interest in such shares to a major brokerage firm or financial institution to secure bona fide indebtedness, or the sale of such shares by foreclosure on such pledge (provided that in the case of any such pledge involving securities representing more than 3.5% of the Total Voting Power of the Company, such lender will be subject to the provisions of the Shareholders Agreement).

  In the case of a disposition of voting securities pursuant to clauses (b)-
(d) above, CGIP has agreed that the Company will have certain rights to purchase such securities upon certain terms and conditions and pursuant to certain procedures set forth in the Shareholders Agreement. If the Company does not exercise such rights, CGIP will be free to effect the disposition of such securities subject to the Shareholders Agreement. The Company has waived such rights in connection with the Offerings.

  The Shareholders Agreement also provides CGIP and its affiliates with the right to have their shares of Preferred Stock and Common Stock registered under the Securities Act. CGIP has seven remaining demand registration rights and unlimited incidental or "piggyback" registration rights, subject to customary terms and conditions in the Shareholders Agreement. Such rights are subject to termination if CGIP owns voting securities representing less than 3.5% of the Total Voting Power of the Company or in the event of certain breaches of the Shareholders Agreement by CGIP.

  In addition, CGIP has agreed with the Underwriters that it will not offer, sell, contract to sell or otherwise dispose of any of its remaining shares of Common Stock or Preferred Stock for one year following the date of this Prospectus. See "Underwriting."

  The Shareholders Agreement also contains standstill, board representation and other provisions. See "Description of Capital Stock--Shareholders Agreement and Certain Other Agreements and Provisions."

  On May 20, 1995, CarnaudMetalbox and CGIP entered into a letter agreement pursuant to which CGIP has agreed to provide management and administrative services to CarnaudMetalbox through 1999. This letter agreement conformed with the prior agreement in effect since 1977 between CarnaudMetalbox and CGIP with respect to CGIP's provisions of such services. In 1995, the amount paid by CarnaudMetalbox to CGIP (on a pre-tax basis) under such agreement was approximately FF 11.2 million. After 1999, the letter agreement will be automatically renewable unless terminated in the first quarter of the prior year, in which case such agreement will terminate on the next succeeding January 1.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the Company's capital stock is a summary and is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation (the "Company Articles") and Amended and Restated Bylaws (the "Company Bylaws"), copies of which have been filed with the SEC. The description is also subject in all respects to the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

GENERAL

  The Company's authorized capital stock consists of 500,000,000 shares of Common Stock, 12,432,622 shares of Preferred Stock, and 30,000,000 shares of additional preferred stock with such voting rights, preferences, limitations and special rights as may be specified, subject to the Company Articles, by the Company's Board of Directors. As of October 16, 1996, the Company had outstanding 128,239,341 shares of Common Stock and 12,432,622 shares of Preferred Stock, and 27,552,291 shares of Common Stock were held in the treasury of the Company. No shares of such additional preferred stock were outstanding as of such date. The Common Stock and the Preferred Stock are currently listed both on the NYSE and the Paris Stock Exchange.

PREFERRED STOCK

  Dividends. Subject to the prior rights of holders of any preferred stock senior in right of payment of dividends to the Preferred Stock, holders of the Preferred Stock are entitled to receive, when, as and if declared by the Company's Board of Directors out of funds of the Company legally available, annual dividends at the rate of 4.5% of the par value of the Preferred Stock, or $1.8848 per share, payable in cash quarterly in arrears on February 20, May 20, August 20 and November 20, except that if such day is not a business day, then such dividend will be payable on the next day that is a business day. Dividends will accrue without interest on a daily basis and will be cumulative from the date of initial issuance. All dividends on the Preferred Stock will be paid pro rata to the holders entitled thereto. Dividends (other than in shares of the Common Stock or any other stock ranking junior to the Preferred Stock as to dividend rights and rights upon liquidation) may not be declared, paid or set apart on the Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividend rights and rights upon liquidation unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set aside for payment; and no Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividend rights or rights upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by the Company (other than pursuant to certain benefit plans or upon exchange or conversion of such junior securities or in connection with rights granted to holders of the Common Stock pursuant to the Company's Rights Plan discussed below) unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set aside for payment.

  Full dividends may not be declared, paid or set apart on any stock of the Company ranking on a parity with the Preferred Stock as to dividend rights and rights upon liquidation unless full cumulative unpaid dividends on the Preferred Stock have been, or contemporaneously are, paid or declared and set aside for payment. If dividends are not paid in full, or set apart in full, upon the Preferred Stock and any other preferred stock ranking on a parity as to dividends and rights upon liquidation with the Preferred Stock, all dividends declared upon shares of the Preferred Stock and such other parity preferred stock will when, as and if declared, be declared pro rata so that in all cases the amount of dividends declared and paid per share on Preferred Stock and such other parity preferred stock will bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock and such other parity preferred stock to the date of payment bear to each other. No such parity preferred stock may be redeemed, purchased or otherwise acquired for any consideration by the Company (other than pursuant to certain benefit plans or upon exchange or conversion of such parity stock or in connection with rights granted to holders of the Common Stock pursuant to the Company's Rights Plan) unless all accrued and unpaid dividends on the Preferred Stock have been paid or declared and set aside for payment.

  Conversion Rights. Each share of the Preferred Stock is convertible into shares of Common Stock of the Company at any time at the conversion rate of that number of shares of Common Stock for each full share of Preferred Stock that is equal to the par value of such share divided by the Conversion Price per share of Common Stock. The "Conversion Price" is currently $45.9715, subject to adjustment as described in the following paragraph. As of the date of this Prospectus, each share of the Preferred Stock is convertible into approximately 0.91 shares of Common Stock. Fractional shares of Common Stock will not be delivered upon conversion, but a cash adjustment will be paid in respect of such fractional interests based on the then current market price of the Common Stock.

  The Conversion Price is subject to adjustment upon certain events, including
(a) the issuance of Common Stock as a dividend or distribution on the Common Stock; (b) the issuance to all holders of the Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price; (c) a combination or subdivision of the Common Stock; (d) dividends or distributions on the Common Stock (other than dividends or distributions in cash solely out of retained earnings of the Company) and (e) reclassifications of the Common Stock. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% of such price. In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it determines to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

  In case of any consolidation of the Company with, or merger of the Company or share exchange into, any other entity, any merger of another entity into the Company (other than a merger or share exchange which does not result in any reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock) or any sale or transfer of all or substantially all the assets of the Company, lawful provision will be made such that the holder of each share of the Preferred Stock will have the right to convert each share of the Preferred Stock into the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which a share of the Preferred Stock might have been converted immediately prior to such merger, consolidation, sale or transfer assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer (provided that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon such merger, consolidation, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If the shareholders of the Company have approved any such consolidation, merger, sale or transfer which makes provision for the Preferred Stock under the terms of such consolidation, merger, sale or transfer, then the holders of the Preferred Stock will be deemed to have waived the foregoing provisions.

  In the event of any voluntary conversion of the Preferred Stock, the holder will not have any right to accrued and unpaid dividends.

  See " -- Shareholders Agreement and Certain Other Agreements and Provisions" for a description of the Common Stock purchase rights issuable upon conversion of the Preferred Stock.

  Mandatory Conversion. On February 26, 2000 (the "Latest Mandatory Conversion Date"), all of the Preferred Stock will convert into shares of the Common Stock at the Conversion Price then in effect, automatically and without further action of the holder of such shares. In addition, if at any time prior to the Latest

Mandatory Conversion Date less than 30% of the initially issued shares of Preferred Stock are outstanding, the Company will have the right to convert the remaining Preferred Stock into Common Stock at the Conversion Price then in effect. There is no restriction on any such mandatory conversion by reason of any arrearage in payment of dividends on the Preferred Stock.

  In the event of any mandatory conversion of the Preferred Stock, all accrued and unpaid dividends on the Preferred Stock will be converted into Common Stock at the Conversion Price then in effect.

  Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company and subject to the rights of creditors of the Company and holders of any preferred stock senior in right of payment in the event of a liquidation of the Company, the holders of shares of the Preferred Stock are entitled to receive a liquidation preference of $41.8875 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment before any payment or distribution of assets is made to holders of the Common Stock or any other stock that ranks junior to the Preferred Stock as to liquidation rights. The holders of the Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Preferred Stock are entitled to share ratably in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon.

  After payment in full of the liquidation preference of the Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a merger, consolidation, or other business combination of the Company with or into another corporation or other entity nor a voluntary sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

  Voting Rights. Other than as set forth below and except as provided by applicable law, the holders of the Preferred Stock are entitled to vote together with the holders of the Common Stock on all matters to be voted on by holders of the Common Stock. When voting together with holders of the Common Stock, each share of the Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such share of the Preferred Stock is convertible as of the record date applicable to such vote.

  Whenever dividends on the Preferred Stock are in arrears and unpaid for at least six quarterly dividend periods (whether or not consecutive), the number of directors of the Company will be increased by two, and the holders of the Preferred Stock (voting separately as a class with the holders of any outstanding shares of stock on a parity as to dividends and rights upon liquidation with the Preferred Stock on which like voting rights have been conferred and are exercisable) will be entitled to elect such two additional directors to the Board of Directors of the Company. Such right to elect directors will become effective at the earlier of (a) the next meeting of shareholders of the Company at which directors are to be elected held after such dividends have been unpaid and in arrears for six quarterly dividend periods and (b) the special meeting of holders of the Preferred Stock (and of parity preferred stock having like rights) called for such purpose, and will terminate when all accrued and unpaid dividends on the Preferred Stock have been declared and paid or set apart for payment. The holders of at least 10% of the outstanding shares of the Preferred Stock have the right to require the President of the Company to call a special meeting of holders of the Preferred Stock if the right to elect additional directors has accrued more than 90 days preceding the next annual meeting of shareholders of the Company.

  In addition, so long as any of the Preferred Stock is outstanding (except when notice of mandatory conversion by the Company has been given or as of the Latest Mandatory Conversion Date), the Company will not, without the affirmative vote or consent of the holders of at least 66 2/3 percent (unless a higher percentage is required by law) of all outstanding shares of the Preferred Stock, voting separately as a class, (a) amend, alter or repeal any provision of the Company Articles so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Preferred Stock, (b) authorize or issue, or reclassify any authorized stock into, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Preferred Stock as to dividends or as to rights upon liquidation, dissolution or winding up of the Company or (c) take any other action on which the holders of the Preferred Stock are entitled by law to vote separately as a class.

  Holders of the Preferred Stock do not have the right to vote separately as a class on the creation, authorization or issuance of securities ranking junior to or on a parity with the Preferred Stock as to dividend rights or rights upon liquidation or on the creation of any indebtedness of the Company.

  Other Provisions. The holders of the Preferred Stock have no rights with respect to cumulative voting in the election of directors of the Company. Shareholders of the Company are not entitled to any preemptive rights to purchase or to subscribe to any additional or increased stock of any class or any obligations convertible into any class or classes of stock.

COMMON STOCK

  Dividends. Holders of the Common Stock are entitled to receive such dividends as may be declared by the Board of Directors. The Company's ability to pay dividends on the Common Stock is subject to the legal availability of funds therefor as well as contractual restrictions (including prior full payment of dividends as to the Preferred Stock and any other outstanding preferred stock of the Company).

  Voting Rights. Except as to matters as to which holders of the Preferred Stock (and any other capital stock of the Company) have the right to vote separately as a class, the holders of the Common Stock vote together with holders of the Preferred Stock (and any other capital stock of the Company entitled to vote with the Common Stock) as a class. At every meeting of shareholders of the Company, the holders of record of shares of the Common Stock entitled to vote at the meeting are entitled to one vote for each share of Common Stock held. When voting with holders of the Common Stock as to any matter, holders of the Preferred Stock are entitled, for each share of the Preferred Stock held, to that number of votes equal to the number of shares of Common Stock into which a share of Preferred Stock is convertible as of the record date of the vote. See "--Preferred Stock--Voting Rights" above. Holders of the Common Stock have certain additional special voting rights under the PBCL in the event of certain mergers and other extraordinary transactions. See "--Shareholders Agreement and Certain Other Agreements and Provisions."

  As provided above, holders of Preferred Stock have rights to vote separately as a class with respect to certain matters. In addition, whenever dividends accrued on the Preferred Stock are in arrears and unpaid for at least six quarterly dividend periods, the Company Articles provide that the size of the Board of Directors of the Company shall be increased by two directors and that the holders of the Preferred Stock will have the right, voting separately as a class together with holders of any other shares of preferred stock of the Company having such voting rights, to elect such two additional directors. See "--Preferred Stock--Voting Rights" above.

  Shareholders of the Company are not entitled to cumulative voting in the election of directors.

  No Preemptive Rights. Shareholders of the Company are not entitled to any preemptive rights to purchase or to subscribe to any additional or increased stock of any class or any obligations convertible into any class or classes of stock.

  Liquidation Rights. In any liquidation, dissolution or winding up of the Company, after the debts of the Company have been paid or provided for, and subject to the rights upon liquidation of the holders of the Preferred Stock and any other preferred stock of the Company, all of the remaining assets of the Company shall belong to and shall be distributed ratably among the holders of the Common Stock.

SHAREHOLDERS AGREEMENT AND CERTAIN OTHER AGREEMENTS AND PROVISIONS

  Shareholders Agreement and Strategic Committee. Subject to the terms of the Shareholders Agreement, during the Standstill Period (as described below), CGIP has agreed that neither it nor any of its controlled affiliates will acquire beneficial ownership of voting securities of the Company representing more than 19.95% of the Total Voting Power of the Company, make a proposal for any tender or exchange offer, merger or other business combination or recapitalization, restructuring or similar transaction for the Company or its subsidiaries (a "Takeover Proposal") or take certain other actions.

  In accordance with the Shareholders Agreement, immediately following the CarnaudMetalbox acquisition, the Company elected Ernest-Antoine Seilliere, Guy de Wouters and Felix G. Rohatyn, all of whom were designated by CGIP, to the Company's Board of Directors. The Shareholders Agreement provides that during the Standstill Period the Company will support the nomination of, and the nominating committee of the Company's Board of Directors will recommend to the Board that, (a) so long as the CGIP owns voting securities of the Company representing at least 5% but less than 10% of the Total Voting Power of the Company, one person, (b) so long as CGIP owns voting securities of the Company representing at least 10% but less than 15% of the Total Voting Power of the Company, two persons, and (c) so long as CGIP owns voting securities of the Company representing at least 15% but less than 20% of the Total Voting Power of the Company, three persons, designated by CGIP ("CGIP Designees") be included in the slate of nominees recommended by the Board of Directors for election as directors at each annual meeting of the Company's shareholders. Following consummation of the Offerings, CGIP will have the right to designate two persons to be nominated for election as directors of the Company. The Company currently does not intend to request the resignation of any of the current CGIP Designees following consummation of the Offerings, although the Company has reserved its right, in accordance with its agreements with CGIP, to make such a request at a future date.

  Also in connection with the acquisition of CarnaudMetalbox, the Company amended its Bylaws to create a Strategic Committee of the Board of Directors, one-half the members of which (including its chair) must be representatives of CGIP. Currently, the CGIP Designees are members of the Strategic Committee, and Mr. Seilliere is chairman of the Strategic Committee. CGIP and the Company have agreed that, following consummation of the Offerings, the Strategic Committee will be made up of six directors, two of whom will be representatives of CGIP. Mr. Seilliere will continue to serve as chairman of the Strategic Committee. CGIP has reserved its right, in accordance with its agreements with the Company, to request in the future that the Strategic Committee be made up of an equal number of CGIP Designees and other directors.

  Under the Shareholders Agreement, CGIP has agreed to vote any voting securities of the Company beneficially owned by it or its affiliates during the Standstill Period in the manner recommended by the Company's Board of Directors in connection with the election of directors of the Company and any question relating to a Takeover Proposal.

  The Standstill Period began on February 22, 1996 and terminates under certain circumstances upon the earliest to occur of (a) the later of (x) February 22, 1999 and (y) the date on which CGIP beneficially owns voting securities of the Company representing less than 3.5% of the outstanding Total Voting Power of the Company, (b) the date the Company breaches certain provisions of the Shareholders Agreement relating to CGIP's board representation or the Company's dividend or debt rating policy described generally below, (c) the date the Company agrees to recommend (or ceases to oppose) the consummation of an unsolicited tender or exchange offer for 20% of the Total Voting Power of the Company or any unsolicited proxy or consent solicitation affecting a majority of the "continuing directors" of the Company or enters into, or takes material steps to solicit, an agreement with respect to certain fundamental corporate transactions involving the Company or its subsidiaries, (d) the date a person other than CGIP acquires 25% of the Total Voting Power of the Company, or (e) the date any CGIP Designee fails to be elected to the Company's Board of Directors.

  The Shareholders Agreement contains provisions relating to the Company's dividend policy whereby the Company indicated that its Board of Directors intended to pay quarterly dividends of $.25 per share on the Common Stock during 1996 and to increase the amount of such dividends over time such that the amount of dividends paid to CGIP during the four full quarters following the mandatory conversion of the Preferred Stock on February 26, 2000 (assuming for these purposes that CGIP has not acquired or disposed of any shares of Common Stock or Preferred Stock) would not be less than the amount of dividends paid to CGIP on the Common Stock and Preferred Stock issued to CGIP in the CarnaudMetalbox acquisition during the four full quarters following such acquisition (assuming for these purposes that CGIP has not acquired or disposed of any shares of Common Stock or Preferred Stock). In addition, the Shareholders Agreement provides that the Company intends to conduct its business consistent with maintaining an "investment grade" debt rating for its long-term unsecured debt securities. Subject to certain exceptions, a failure by the Company to increase the amount of such dividends or maintain such debt rating will result in the termination of the Standstill Period unless, in the case of dividend amounts, the Company elects an additional CGIP Designee to the Company's Board of Directors, in which case the Standstill Period will terminate if such breach is not cured within one year.

  The Shareholders Agreement contains restrictions on the Selling
Shareholders' sale or transfer of their shares of Common Stock and Preferred Stock and provisions granting CGIP registration rights. See "Shares Eligible for Future Resale."

  The provisions of the Shareholders Agreement may be amended or waived by the parties thereto at any time in accordance with its terms.

  Rights Plan. Pursuant to a Rights Agreement, dated as of August 10, 1995 (the "Rights Plan"), the Board of Directors of the Company declared a dividend distribution of one Right for each share of the Common Stock outstanding on August 10, 1995 (the "Record Date") and authorized the issuance of one Right for each share of Common Stock that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below), including pursuant to conversion of the Preferred Stock. Subject to the terms and conditions of the Rights Plan, each Right issued pursuant to the Rights Plan entitles the registered holder to purchase from the Company one share of Common Stock (or in certain circumstances cash, property or other securities) at a price of $200, subject to adjustment.

  Until the earlier to occur of (a) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or entity or group of affiliated or associated persons or entities acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (an "Acquiring Person") or (b) ten business days (or such later date as is determined by the Board of Directors or, if there has been an Adverse Change of Control, by a majority of the "continuing directors" (as defined below) of the Company) following the commencement or first public announcement of an intention of any applicable person to make a tender offer or exchange offer if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced by the certificates evidencing the Common Stock. Until the Distribution Date, the Rights will be transferred only with the shares of Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of shares of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

  The Rights Plan contains special provisions regarding CGIP (and its affiliates and associates), which as of October 16, 1996 beneficially owned approximately 19.9% of the Total Voting Power of the Company and, upon consummation of the Offerings (assuming the over-allotment options of the underwriters in the Offerings are not exercised), will beneficially own approximately 11.3% of the Total Voting Power of the Company. During the Standstill Period under the Shareholders Agreement (see "--Shareholders Agreement and Strategic Committee") and so long as CGIP has not breached certain provisions of the Shareholders Agreement, CGIP will not become an "Acquiring Person" when it takes any action which the Company has agreed to permit CGIP to take during the Standstill Period. Also, after the expiration of the Standstill Period, CGIP will be an "Acquiring Person," subject to certain exceptions including with respect to the acquisition of beneficial ownership of additional shares of Common Stock within 18 months after certain dilutive issuances by the Company, only if CGIP acquires beneficial ownership of additional shares of Common Stock, and CGIP is thereafter the beneficial owner of 15% or more of the shares of the Common Stock then outstanding, excluding securities granted by the Company to directors of the Company who are affiliates or associates of CGIP. If, however, at the time of the expiration of the Standstill Period, CGIP has breached certain provisions of the

Shareholders Agreement, then CGIP will be an "Acquiring Person" to the extent it would otherwise be deemed as such but for the provisions noted above.

  The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on August 10, 2005 (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

  In the event that a person or entity (other than certain specified persons or entities) becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth above, all Rights that are, or (under certain circumstances specified in the Rights Plan) were, beneficially owned by an Acquiring Person will be null and void.

  In the event that, at any time following the Shares Acquisition Date, (a) the Company is acquired in a merger or other business combination transaction (other than a merger described in the immediately preceding paragraph), or (b) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

  At any time prior to the earlier of (a) 5:00 p.m. New York City time on the tenth calendar day following the Shares Acquisition Date and (b) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The date of such redemption is the "Redemption Date." Following an Adverse Change of Control, the decision to redeem the Rights will require the concurrence of a majority of the "continuing directors" of the Company. An "Adverse Change of Control" means a change (resulting from a proxy or consent solicitation) in a majority of the directors of the Company in office at the commencement of such solicitation where a participant in such solicitation has stated (or the Company's Board of Directors determines) that such participant has taken, intends to take or may consider taking any action that would result in such participant becoming an Acquiring Person or causing the occurrence of a Triggering Event, and "continuing directors" means any member of the Company's Board of Directors who is not an Acquiring Person and was a member prior to the Record Date or any person who subsequently becomes a member of the Board if such person's nomination for election or election to the Board is recommended or approved by a majority of the continuing directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the continuing directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

  Any of the provisions of the Rights Plan may be amended by the Board of Directors of the Company prior to the earliest of the Distribution Date, the occurrence of a Triggering Event or an Adverse Change of Control. After the Distribution Date, the occurrence of a Triggering Event or an Adverse Change in Control, the provisions of the Rights Plan may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, with certain limitations, to shorten or lengthen any time period under the Rights Plan. In addition, the Board of Directors of the Company may at any time (with the concurrence of the continuing directors) amend the Rights Plan to provide for the issuance of shares of the Company's preferred stock under the Rights Plan in place of shares of the Common Stock.

  Additional Shares. In addition to the currently outstanding shares of the Preferred Stock, the Company's Board of Directors is authorized to provide for the issuance, at any time or from time to time, of up to 30,000,000 shares of preferred stock of the Company in one or more classes or series of a class as determined by the Company's Board of Directors, to determine the designation and number of shares of any such class or series and to determine the voting rights, preferences, limitations and special rights, if any, of such class or series; provided, however, that under the Company Articles, such shares will rank on a parity with or junior to the Preferred Stock in respect of dividend and rights upon liquidation and provided further that any such shares will not be entitled to more than one vote per share when voting as a class with holders of the Common Stock.

  The foregoing agreements and provisions, including the existence under the Company Articles of amounts of authorized but unissued preferred stock and Common Stock, the Rights Plan, CGIP's voting power (see "Selling Shareholders") and the various provisions of the Shareholders Agreement, could have the effect of delaying or preventing a change in control of the Company.

  Certain other provisions of the Company Articles and the Company Bylaws could also have the effect of preventing or delaying any change in control of the Company, including (a) the advance notice procedures governing shareholder nomination of candidates to the Company's Board of Directors and other shareholder proposals or business to be considered at meetings of the Company's shareholders, (b) the absence of authority for shareholders to call special shareholder meetings of the Company, except in certain limited circumstances mandated by the PBCL, (c) director and officer indemnification and director limitation of liability provisions, (d) the absence of authority for shareholder action by written consent by less than all of the Company's shareholders, (e) the reserving to the Board of Directors of the Company the authority to fill vacancies on the Board of Directors, (f) the Strategic Committee of the Company's Board of Directors, certain members of which are CGIP Designees, which has authority to consider, and make non-binding recommendations to the Company's full Board of Directors regarding, business combinations and other extraordinary transactions involving the Company and certain other matters, and (g) the limitation on the maximum number of directors of the Company.

  In addition, the Company is subject to Section 2538 and Sections 2551-2556 of the PBCL, which in certain cases provide for supermajority shareholder approval of mergers and certain other extraordinary transactions involving the Company and any "interested shareholder" (as defined in such statutes and including generally, in the case of Section 2538, shareholders who are party to the extraordinary transaction or who are treated differently than other shareholders, and, in the case of Sections 2551-2556, shareholders beneficially owning 20% or more of the voting power of a "registered" corporation, such as the Company). There are additional anti-takeover statutes in the PBCL which the Company currently is not subject to, including limitations on the voting rights of shareholders achieving for the first time voting power over 20%, 33 1/3% or 50% or more of the voting shares of a registered corporation, alternative fiduciary duty provisions for directors, provisions permitting recovery of short-term profits realized by persons who acquire or seek to acquire voting power over 20% or more of the voting shares of registered corporations, provisions permitting recovery of fair value of shares from persons having voting power over 20% or more of the voting shares of registered corporations, and provisions mandating payment of severance benefits and compliance with labor contracts following certain extraordinary transactions.

  The foregoing descriptions of the Shareholders Agreement, the Rights Plan, the Company Articles and the Company Bylaws do not purport to be complete and are qualified in their entirety by reference to (a) in the case of the Shareholders Agreement, the complete text of the Shareholders Agreement and letter requesting demand registration of the Common Stock and Preferred Stock in connection with the Offerings and related waiver of the Company's right to purchase such Common Stock and Preferred Stock which are Exhibits to the Company's Current Reports on Form 8-K filed on March 1, 1996, as amended, and September 26, 1996, respectively, (b) in the case of the Rights Plan, the complete text of the Rights Plan, which is an Exhibit to the Company's Registration Statement on Form 8-A filed August 10, 1995, and (c) in the case of the Company Articles and the Company Bylaws, the complete text of the Company Articles and the Company Bylaws, which are Exhibits to the Company's Registration Statement on Form 8-A dated February 20, 1996. See "Incorporation of Certain Documents by Reference."

  First Chicago Trust Company of New York acts as transfer agent, registrar and dividend disbursing agent for the Preferred Stock and the Common Stock.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                     FOR NON-U.S. HOLDERS OF CAPITAL STOCK

  The following discussion concerns the material United States federal income and estate tax consequences of the ownership and disposition of the Preferred Stock or the Common Stock applicable to Non-U.S. Holders of such stock. In general, a "Non-U.S. Holder" is any person other than (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State, or (c) an estate or trust that is subject (or potentially subject) to U.S. federal income tax on its worldwide income on a net basis. The discussion is based on current law and is for general information only. The discussion does not address aspects of federal taxation other than income and estate taxation (such as, for example, gift taxes and generation skipping transfer taxes) and does not address all aspects of federal income and estate taxation. This discussion does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder's tax position and does not consider U.S. State and local or non-U.S. tax consequences. Further, it does not consider Non-U.S. Holders subject to special tax treatment under the federal income tax laws (including holders of securities held as part of a "straddle," "hedge," or "conversion transaction"). The following discussion is based on provisions of the Internal Revenue Code of 1986, as amended, and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly on a retroactive basis, and any change could affect the continuing validity of this discussion. The following summary is included herein for general information. Accordingly, each prospective Non-U.S. Holder is urged to consult a tax advisor with respect to the United States federal tax consequences of holding and disposing of the Preferred Stock or the Common Stock, as well as any tax consequences that may arise under the laws of any U.S. State, local or other non-U.S. taxing jurisdiction.

  Dividends. In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a 30% rate (or any lower rate prescribed by an applicable tax treaty) unless the dividends are either (a) effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States, or (b) if a tax treaty applies, attributable to a United States permanent establishment maintained by the Non-U.S. Holder. Dividends effectively connected with such a trade or business or attributable to such a permanent establishment will generally not be subject to withholding (if the Non-U.S. Holder files certain forms with the payor of the dividend) and will generally be subject to United States federal income tax at the same rates applicable to U.S. holders. In the case of a Non-U.S. Holder that is a corporation, such effectively connected income or income attributable to a permanent establishment also may be subject to the United States branch profits tax (which is generally imposed on a foreign corporation on the repatriation from the United States of effectively connected earnings and profits) at a 30% rate, or such lower rate as may be applicable under an income tax treaty. To determine the applicability of a tax treaty providing for a lower rate of withholding on dividends that are neither effectively connected income nor attributable to a permanent establishment, dividends paid to an address in a foreign country are presumed under current Treasury regulations to be paid to a resident of that country, unless the Company has actual knowledge that such presumption is not warranted or an applicable treaty (or United States Treasury regulations thereunder) requires some other method for determining a Non-U.S. Holder's residence. Proposed Treasury regulations that are not currently effective would, if finally adopted, require Non-U.S. Holders or intermediaries receiving payments on their behalf to file a form, signed under penalties of perjury, to obtain the benefit of an applicable tax treaty providing for a lower rate of withholding tax on dividends. Such form would contain the holder's name and permanent residence address and a statement of the basis for the reduced rate of withholding. Alternatively, the Non-U.S. Holder could provide certain documentation issued by the treaty country establishing that the Non-U.S. Holder is a resident of the treaty country for tax purpose. These proposed regulations, if adopted, would generally be effective for payments made after December 31, 1997.

  A Non-U.S. Holder of the Preferred Stock or the Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

  Conversion of Preferred Stock Into Common Stock. A Non-U.S. Holder who voluntarily converts shares of the Preferred Stock into Common Stock will recognize no gain or loss on the conversion for U.S. federal income tax purposes and will not be subject to U.S. tax on the conversion. Upon a mandatory conversion of the Preferred Stock into Common Stock, holders will receive additional shares of Common Stock on account of accrued and unpaid dividends on the Preferred Stock at the time of the conversion. If dividends on the Preferred Stock are in arrears upon such a mandatory conversion, the portion of the shares of Common Stock received on account of such dividend arrearages will be treated as a taxable dividend for U.S. tax purposes, subject to withholding as described above and subject to any applicable treaty rules.

  Adjustment of Conversion Ratio. Section 305 of the Code treats as a taxable dividend certain actual or constructive distributions of stock with respect to stock or convertible securities. Treasury regulations treat holders of convertible stock as having received such a constructive distribution where the conversion price of such stock is adjusted to reflect certain taxable distributions with respect to stock into which such stock is convertible. Thus, under certain circumstances an adjustment in the conversion price of the Preferred Stock may give rise to a deemed taxable stock dividend to the holders thereof. In addition, the failure to fully adjust the conversion price of the Preferred Stock to reflect distributions of stock dividends with respect to the Common Stock (or rights to acquire such Common Stock) may give rise to a deemed taxable stock dividend to the holders of the Common Stock.

  Sale of Preferred Stock or Common Stock. Generally, a Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the disposition of shares of the Preferred Stock or the Common Stock unless
(a) the Company is or has been a "U.S. real property holding corporation" for federal income tax purposes (which the Company does not believe that it is or is likely to become); (b) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or, if a tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; (c) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder holds the shares as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied; or (d) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain United States expatriates.

  Estate Tax. In general, an individual who is a Non-U.S. Holder for U.S. estate tax purposes will incur liability for U.S. federal estate tax if the fair market value of property included in the individual's taxable estate for U.S. federal estate tax purposes exceeds the statutory threshold amount. For that purpose, the Preferred Stock or the Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes, unless an applicable tax treaty provides otherwise, and may be subject to United States federal estate tax.

  Backup Withholding and Information Reporting. The Company generally must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) will generally not apply to dividends paid on Preferred Stock or Common Stock to a Non-U.S. Holder at an address outside the United States.

  The payment of the proceeds from the disposition of the Preferred Stock or the Common Stock to or through the United States office of a broker will be subject to information reporting and backup withholding unless the owner certifies, among other things, its status as a Non-U.S. Holder (and the broker does not have knowledge to the contrary), or otherwise establishes an exemption. The payment of the proceeds will generally not be subject to information reporting (except under the circumstances described in the following sentence) and, under current temporary regulations, will not be subject to backup withholding. Information reporting will apply to dispositions through (a) a non-U.S. office of a U.S. broker and (b) a non-U.S. office of a non-U.S. broker that is either a "controlled foreign corporation" for United States federal income tax purposes or a person 50% or more of whose gross income for certain periods is effectively connected with the conduct of a United States trade or business unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and does not have actual knowledge to the contrary).

  Under proposed Treasury regulations that are not currently effective, backup withholding would generally not apply to the payment of dividends paid on or proceeds from the disposition of the Preferred Stock or the Common Stock to a Non-U.S. Holder provided that the Non-U.S. Holder or an intermediary receiving the payment on its behalf properly certifies that the beneficial owner of the payment is a foreign person. However, under the proposed regulations, backup withholding would apply to the payment if the Company or broker has actual knowledge that the beneficial owner is not a foreign person.

                                 UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders and each of the Underwriters named below (the "Underwriters"), each of the Underwriters has severally agreed to purchase, and the Selling Shareholders have agreed to sell, the respective number of shares of the Preferred Stock offered hereby set forth opposite its name below:

        UNDERWRITER                                             NUMBER OF SHARES
        -----------                                             ----------------
    Lazard Freres & Co. LLC....................................
    CS First Boston Corporation................................
    Salomon Brothers Inc.......................................
                                                                   ---------
     Total.....................................................    3,000,000
                                                                   =========

  The Selling Shareholders have been advised by Lazard Freres & Co. LLC that the several Underwriters propose to offer the shares offered hereby directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in
excess of $    per share. The Underwriters may allow, and such dealers may
reallow, a concession not in excess of $    per share to other Underwriters or
to certain other dealers. After the Preferred Stock Offering, the public offering price and such concessions may be changed by the Underwriters.

  In addition, pursuant to the Underwriting Agreement, CGIP has granted the Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 450,000 additional shares of the Preferred Stock to cover over-allotments, if any, at the public offering price less the underwriting discount and commissions set forth on the cover page of this Prospectus.

  The Underwriting Agreement provides that the several obligations of the Underwriters to pay for and accept delivery of the shares offered hereby are subject to certain conditions. The Underwriters are obligated to purchase all shares offered hereby (other than shares covered by the over-allotment option) if any are purchased.

  The Selling Shareholders have agreed with the Underwriters that they will not, without the prior written consent of the Underwriters, offer, sell or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock or any rights to purchase or acquire such capital stock for a period of one year after the date of this Prospectus except in connection with the Offerings or in connection with a pledge of such stock.

  The Company has agreed with the Underwriters that neither the Company nor certain executive officers and directors of the Company will, without the prior written consent of the Underwriters, offer, sell or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock or any rights to purchase or acquire such capital stock for a period of 90 days after the date of this Prospectus; provided, however, that the foregoing restriction will not apply to issuances or sales (a) in connection with stock option, savings, benefit or compensation plans or dividend reinvestment plans in existence as of the date of this Prospectus or the conversion or exchange of convertible or exchangeable securities of the Company, (b) in connection with a merger or other combination with, or exchange offer for shares or purchase of assets of, another entity, (c) required in the Company's judgment to prevent termination of the Standstill Period under the Shareholders Agreement, or (d) by such executive officers and directors of up to 300,000 shares of capital stock in the aggregate; provided, further, that the Underwriters shall be given prior written notice of any issuance or sale described in clause (b), (c) or (d) above.

  The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  Felix G. Rohatyn, a Managing Director of Lazard Freres & Co. LLC, is a director of the Company. As a result, Lazard Freres & Co. LLC may be deemed to be an affiliate of the Company. Accordingly, any offering of the shares offered hereby will be made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

  CS First Boston Corporation served as financial advisor to the Company and Lazard Freres & Co. LLC served as financial advisor to CarnaudMetalbox and CGIP in connection with the acquisition of CarnaudMetalbox by the Company in February 1996, for which they received customary fees. CS First Boston Corporation also served as financial advisor to the Company in connection with the acquisition by the Company of CONSTAR International Inc. in 1992, for which it received customary fees. In addition, certain Underwriters and their affiliates have from time to time provided, and may in the future provide, investment banking and commercial banking services to the Company, for which they received or will receive customary fees.

                                 LEGAL MATTERS

  The validity of the Preferred Stock offered hereby will be passed upon for the Company by Dechert Price & Rhoads, Philadelphia, Pennsylvania, and certain other legal matters in connection with the Offerings will be passed upon for the Company by Richard L. Krzyzanowski, Executive Vice President, Secretary and General Counsel for the Company, and Dechert Price & Rhoads. Certain legal matters in connection with the Offerings will be passed upon for the Selling Shareholders by Sullivan & Cromwell, New York, New York, special counsel to the Selling Shareholders. Certain legal matters in connection with the Offerings are being passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Krzyzanowski is a director of the Company and, as of March 1, 1996, beneficially owned 0.108% of the outstanding shares of Common Stock. Chester C. Hilinski, of counsel to Dechert Price & Rhoads, is a director of the Company and, as of March 1, 1996, beneficially owned 0.013% of the outstanding shares of Common Stock.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of CarnaudMetalbox as of December 31, 1994 and 1993 and for each of the two years ending on December 31, 1994 and 1993 included in the Company's Current Report on Form 8-K filed on March 1, 1996, as amended, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, and Befec-Price Waterhouse and Claude Chevalier, statutory auditors, given on the authority of said firms as experts in auditing and accounting. The audited financial statements of CarnaudMetalbox as of December 31, 1995 and for the year ended on December 31, 1995 included in such Current Report on Form 8-K have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, and Befec-Price Waterhouse and Salustro Reydel, statutory auditors, given on the authority of said firms as experts in auditing and accounting.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   2
Incorporation of Certain Documents by Reference..........................   2
The Company..............................................................   4
The Offerings............................................................   8
Selected Historical Financial Information................................  10
Unaudited Pro Forma Consolidated Condensed Financial Information.........  12
Price Range of Capital Stock and Dividends...............................  15
Use of Proceeds..........................................................  15
Selling Shareholders.....................................................  16
Description of Capital Stock.............................................  18
Certain United States Federal Tax Considerations for Non-U.S. Holders of
 Capital Stock...........................................................  26
Underwriting.............................................................  29
Legal Matters............................................................  30
Experts..................................................................  30

-------------------------------------------------------------------------------
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                               3,000,000 SHARES

               [LOGO OF CROWN CORK & SEAL COMPANY APPEARS HERE]

                        CROWN CORK & SEAL COMPANY, INC.

                       4.5% CONVERTIBLE PREFERRED STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------

                            LAZARD FRERES & CO. LLC

                                CS FIRST BOSTON

                             SALOMON BROTHERS INC

                                OCTOBER  , 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the fees and expenses estimated* to be incurred in connection with the issuance and distribution of the securities being registered hereby. All such expenses, other than the fees and expenses of the Registrant's counsel (estimated to be $100,000) and the Registrant's accountants (estimated to be $50,000), will be borne by the Selling Shareholders.

       SEC registration fee.......................................... $ 220,070
       NASD filing fee...............................................    46,484
       Legal fees and expenses.......................................   250,000
       Accounting fees and expenses..................................    50,000
       Blue Sky fees and expenses....................................    20,000
       Printing expenses.............................................   100,000
       Miscellaneous.................................................    13,446
                                                                      ---------
         Total....................................................... $ 700,000

--------
*All items estimated except for SEC registration and NASD filing fees.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Under the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney's fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

  Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, against all liability, loss and expense (including attorney's fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Registrant.

The Registrant's Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding may (and, following a "change in control," shall) be paid by the Registrant in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant under applicable law. Additionally, the Registrant's Bylaws limit directors' personal liability for monetary damages for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office under the PBCL's standard of care and justifiable reliance provisions and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The Registrant has purchased directors and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.

ITEM 16. EXHIBITS.

  The Exhibit Index appearing on page II-5 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

    (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on October 23, 1996.

                                          Crown Cork & Seal Company, Inc.


                                          By: /s/ William J. Avery
                                             ---------------------------
                                            Name: William J. Avery
                                            Title:   Chairman of the Board
                                                   and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities below on October 23, 1996.

             SIGNATURES                                   TITLE


        /s/ William J. Avery              Chairman of the Board and Chief
-------------------------------------      Executive Officer (Principal
          WILLIAM J. AVERY                 Executive Officer)

       /s/ Alan W. Rutherford             Executive Vice President, Chief
-------------------------------------      Financial Officer and Director
         ALAN W. RUTHERFORD                (Principal Financial Officer)

       /s/ Timothy J. Donahue             Vice President and Controller
-------------------------------------      (Principal Accounting Officer)
         TIMOTHY J. DONAHUE

                  *                       Director
-------------------------------------
           HENRY E. BUTWEL

             SIGNATURES                                   TITLE


                  *                                     Director
-------------------------------------
          CHARLES F. CASEY

                  *                                     Director
-------------------------------------
          FRANCIS X. DALTON

                  *                                     Director
-------------------------------------
           GUY DE WOUTERS

                  *                                     Director
-------------------------------------
         CHESTER C. HILINSKI

                  *                                     Director
-------------------------------------
       RICHARD L. KRZYZANOWSKI

                  *                                     Director
-------------------------------------
       JOSEPHINE C. MANDEVILLE

                  *                                     Director
-------------------------------------
         MICHAEL J. MCKENNA

                  *                                     Director
-------------------------------------
          FELIX G. ROHATYN

                  *                                     Director
-------------------------------------
          JEAN-PIERRE ROSSO

                  *                                     Director
-------------------------------------
          J. DOUGLASS SCOTT

                  *                                     Director
-------------------------------------
      ERNEST-ANTOINE SEILLIERE

                  *                                     Director
-------------------------------------
          ROBERT J. SIEBERT

                  *                                     Director
-------------------------------------
         HAROLD A. SORGENTI


*By: /s/ William J. Avery
    ---------------------------------
         William J. Avery
         Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                  SEQUENTIALLY
 EXHIBIT NO.                     DESCRIPTION                      NUMBERED PAGE
 -----------                     -----------                      -------------
     1.1     Form of U.S. Underwriting Agreement (Common
             Stock).
     1.2     Form of International Underwriting Agreement
             (Common Stock).
     1.3     Form of Underwriting Agreement (Preferred Stock).
     1.4     Form of Agreement between Selling Shareholders and
             Underwriters.
     4.1     Amended and Restated Articles of Incorporation of
             Registrant (incorporated by reference to Exhibit
             3.1 of Registrant's Form 8-A filed February 20,
             1996
             (File No. 1-2227)).
     4.2     Resolution fixing the terms of Registrant's 4.5%
             Convertible Preferred Stock (incorporated by
             reference to Exhibit 3.2 of Registrant's Form 8-A
             filed February 20, 1996 (File No. 1-2227)).
     4.3     Bylaws of Registrant (incorporated by reference to
             Exhibit 3.3 of Registrant's Form 8-A filed
             February 20, 1996 (File No. 1-2227).
     4.4     Rights Agreement, dated August 7, 1995 between
             Crown Cork & Seal Company, Inc. and First Chicago
             Trust Company of New York (incorporated by
             reference to Exhibit 1 of Registrant's Form 8-A,
             filed August 10, 1995 (File No. 1-2227)).
     5.1     Opinion of Dechert Price & Rhoads as to legality
             of the securities offered hereby.
    12.1     Statement of Computation of Ratio of Earnings to
             Combined Fixed Charges and Preferred Stock
             Dividends.*
    23.1     Consent of Price Waterhouse LLP.
    23.2     Consent of Arthur Andersen LLP, Befec--Price
             Waterhouse, Claude Chevalier and Salustro Reydel.
    23.3     Consent of Dechert Price & Rhoads (included in
             Exhibit 5.1).
    24.1     Power of Attorney.*

--------

* Previously filed.